CONFIDENTIAL TREATMENT REQUESTED

CERTAIN CONFIDENTIAL INFORMATION HAS BEEN OMITTED FROM THIS AGREEMENT. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED INFORMATION, WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION IS MARKED WITH “[***]”.

INTRASTATE FIRM NATURAL GAS TRANSPORTATION SERVICE AGREEMENT
CONTRACT NO: 1000-001-1
THIS INTRASTATE FIRM NATURAL GAS TRANSPORTATION SERVICE AGREEMENT (the “Service Agreement”) is entered into effective April 1, 2017, (“Commencement Date”) by and between ALPINE HIGH PIPELINE LLC a Delaware limited liability company (hereinafter referred to as “Transporter”), and Apache Corporation, a Delaware corporation (hereinafter referred to as “Shipper”), both hereinafter collectively referred to as the “Parties”, and individually as a “Party”. In consideration of the mutual covenants herein contained, the Parties agree as follows:

1.
Shipper has requested a Service Agreement from Transporter pursuant to the provisions of Transporter’s Statement of Operating Conditions Applicable to Intrastate Transportation Service (the “Statement of Operating Conditions”) incorporated herein by reference and attached hereto as Appendix “A”.

2.
Transporter has approved Shipper’s request for a Service Agreement and will provide firm transportation service for Shipper pursuant to the terms of this Service Agreement and its Confirmation(s). The Shipper shall have the ability to transport under any Confirmation then in effect under this Service Agreement.

3.
The transportation service provided under this Service Agreement and its Confirmation(s) are subject to applicable Texas laws and the rules and regulations TRC has promulgated with respect thereto, and the provisions of Transporter’s Statement of Operating Conditions, which are incorporated herein by reference, as if fully set forth herein. The transportation service provided in this Service Agreement and its Confirmations are not subject to the Federal Energy Regulatory Commission’s (“FERC”) regulations under the Natural Gas Act of 1938, as amended (the “NGA”).

4.
Shipper represents and warrants that (i) it has all lawful rights and/or title to all Gas delivered by it hereunder for its account, that it has the right to deliver same hereunder, and that such Gas is free from liens and adverse claims of every kind; (ii) it has arranged for the delivery and/or receipt by any necessary third party transporter(s) of the gas to be transported hereunder; and (iii) all Gas delivered to Transporter hereunder will be produced in the State of Texas from reserves not dedicated or committed to interstate commerce, and that the Gas which Shipper delivers or receives hereunder will not have been or be sold, consumed, transported or otherwise utilized in interstate commerce at any point upstream of the Receipt Points or downstream of the Delivery Points, and that such Gas has not been nor will it be commingled at any point upstream of the Receipt Points or downstream of the Delivery Points with other Gas which is or may be sold, consumed, transported or otherwise utilized in interstate commerce, in such a manner which will subject the Gas transported under this Service Agreement or Transporter’s or its designee’s pipeline system, or any portion thereof, to the jurisdiction of the FERC or any successor authority under the NGA. Shipper hereby indemnifies and holds harmless Transporter from all suits, actions, losses, expenses (including attorneys’ fees), and regulatory proceedings arising out of or in connection with a breach of the representations and warranties made by Shipper above.

5.	Service Level:
As shown in the applicable Confirmation

6.	Gas received by Transporter hereunder will be received at the following Receipt Point(s):
As shown in the applicable Confirmation

7.	Gas delivered by Transporter to Shipper will be delivered at the following Delivery Point(s):
As shown in the applicable Confirmation

8.	Shipper’s Maximum Daily Contract Quantity:

CONFIDENTIAL TREATMENT REQUESTED

As shown in the applicable Confirmation

9.	Transportation Rate(s):
As shown in the applicable Confirmation

10.	Retention Volume:
As shown in the applicable Confirmation

11.	Term:
As shown in the applicable Confirmation

12.	Addresses for Notices and Payments:

TRANSPORTER:	SHIPPER:
For Notices/Correspondence:	Notices/Correspondence:
Alpine High Pipeline LLC	Apache Corporation
Attn: Commercial Operations	Attn: Gas Marketing Contract Administration
17802 IH-10 West	2000 Post Oak Blvd, Suite 100
Suite 300	Houston, Texas 77056-4400
San Antonio, TX 78257	Phone: 713-296-7147
Email: CommercialOperations@apachecorp.com	Fax: 713-296-6473

For Accounting Matters:	For Accounting Matters:
Attn: Manager of Gas Accounting
2000 Post Oak Blvd, suite 100	Attn: Manager of Gas Accounting
Houston, Texas 77056-4400	2000 Post Oak Blvd, suite 100
Phone: 713-296-7147	Houston, Texas 77056-4400
Attn: Manager of Gas Accounting	Phone: 713-296-7147

For Payments:	For Payments by Check:
c/o Apache Corporation	Apache Corporation
PO Box 840133	PO Box 840133
Dallas, TX 75284-0133	Dallas, TX 75284-0133

CONFIDENTIAL TREATMENT REQUESTED

Payments by Wire Transfer:	Payments by Wire Transfer:
c/o [***]	Bank: [***]
Bank: [***]	ABA No.: [***]
ABA No.: [***]	Account: [***]
Account: [***]	Account No.: [***]
Account No.: [***]

For Scheduling/Nominations:	For Scheduling/Nominations:
Alpine High Pipeline LLC	Apache Corporation
Attn: Manager of Commercial Operations	Attn: Gas Scheduling Nominations
17802 IH-10 West	2000 Post Oak Blvd, Suite 100
Suite 300	Houston, Texas 77056-4400
San Antonio, TX 78257	Phone: 713-296-6968
Phone: 210-447-5629	Fax: 713-296-7130
Email: CommercialOperations@apachecorp.com	Email: midcon.scheduling@apachecorp.com

For Gas Control:	For Gas Control:
Alpine High Pipeline LLC	Apache Corporation
Attn: Gas Control	Attn: Gas Control
210-447-5600 (24/7)	Telephone: 713-296-6000
800-548-8090 (24/7)	Fax: 713-296-7130
Email: fusioncenter.midstream@apachecorp.com	Email: midcon.scheduling@apachecorp.com

13.	Other Provisions:

ALPINE HIGH PIPELINE LLC                APACHE CORPORATION

By: /s/ Bob W. Bourne                        By: /s/ Brian W. Freed
Name: Bob W. Bourne                        Name: Brian W. Freed
Title: VP, Business Development - Midstream & Marketing    Title: SVP, Marketing and Midstream

CONFIDENTIAL TREATMENT REQUESTED

INTRASTATE CONFIRMATION

BASE AGREEMENT: Intrastate Firm Natural Gas Transportation Service Agreement
dated April 1, 2017

CONTRACT NUMBER: 1000-001-1

CONFIRMATION NUMBER: 1000-001-1-101

SHIPPER: APACHE CORPORATION

TRANSPORTER: ALPINE HIGH PIPELINE LLC

SERVICE LEVEL: Interruptible: _______    Firm: ___X_____
Authorized Overrun Service: ____X_____

This Confirmation constitutes part of and is subject to the Service Agreement and the Statement of Operating Conditions (collectively, the “Agreement”). All capitalized terms not defined herein shall have the meaning ascribed to such terms in the Statement of Operating Conditions and Service Agreement.

RECEIPT POINT(S): All existing and future interconnects between Transporter and (i) Alpine High Gathering LLP, (ii) Alpine High Processing LLP, (iii) Comanche Trail Pipeline LLC, (iv) Oneok Roadrunner Pipeline LLC, (v) Trans-Pecos Pipeline LLC, and (vi) any other intrastate pipelines.
DELIVERY POINT(S): All existing and future interconnects between Transporter and (i) Apache Corporation, (ii) Alpine High Gathering LLP, (iii) Alpine High Processing LLP, (iv) Comanche Trail Pipeline LLC, (v) Oneok Roadrunner Pipeline LLC, (vi) Trans-Pecos Pipeline LLC, (vii) Trans-Pecos Waha Header, (viii) Gulf Coast Express Pipeline, LLC, (ix) Whitewater Midstream LLC, and (x) any other intrastate pipelines.
MAXIMUM DAILY CONTRACT QUANTITY: See Exhibit “A-I” attached hereto.
TRANSPORTATION RATE(S):
Transportation Service:
DEMAND FEE: Shipper shall pay Transporter a Demand Fee equal to $0.12 per MMBtu multiplied by the applicable MDCQ times the number of days in the Month.
COMMODITY FEE: Shipper shall pay Transporter a Commodity Fee equal to $0.01 per MMBtu for all Gas up to the MDCQ delivered at the Delivery Point(s).

CONFIDENTIAL TREATMENT REQUESTED

Authorized Overrun Service:
Authorized Overrun Service Rate:
COMMODITY FEE: Shipper shall pay Transporter a Commodity Fee equal to $0.13 per MMBtu for all Gas over the MDCQ delivered at the Delivery Point(s).
RETENTION VOLUME: Transporter will retain from the volumes of Gas delivered by Shipper hereunder at each Receipt Point(s) at no cost to Transporter, a volume of Gas allocated ratably to Shipper of all Gas used as fuel, flared, lost, and unaccounted for Gas, associated with the operation, maintenance and repair of the Alpine High Pipeline System (all of the foregoing, collectively, the “Retention Volume”).
TERM: This Confirmation is effective as of April 1, 2017, and shall continue through March 31, 2032 (the “Primary Term”) and continue after the Primary Term on a Year-to-Year basis unless terminated at the end of the Primary Term or any Yearly extension period thereafter by either Party giving at least six (6) Months prior written notice, provided however, Shipper shall have two (2) successive options to extend the Primary Term by five (5) Years each by giving Transporter at least nine (9) Months prior written notice and Transporter’s right to terminate this Confirmation at the end of the Primary Term or any Yearly extension period thereafter shall be subject to, and limited by, Shipper’s options to extend the Primary Term. Unless otherwise agreed by Shipper and Transporter in writing, the MDCQs during any Yearly extension periods will be the applicable MDCQ in effect on March 31, 2032.

OTHER PROVISIONS:

ALPINE HIGH PIPELINE LLC                    APACHE CORPORATION

By: /s/ Bob W. Bourne                        By: /s/ Brian W. Freed
Name: Bob W. Bourne                        Name: Brian W. Freed
Title: VP, Business Development - Midstream & Marketing        Title: SVP, Marketing and Midstream

CONFIDENTIAL TREATMENT REQUESTED

Exhibit “A-1” to
Intrastate Firm Confirmation
Month-Year                    MDCQ
(MMBtu/day)

[***] [5 PAGES OF TABLE OMITTED] [***]

CONFIDENTIAL TREATMENT REQUESTED

AMENDMENT TO
INTRASTATE FIRM NATURAL GAS TRANSPORTATION SERVICE AGREEMENT AND CONFIRMATION DATED APRIL 1, 2017,
CONTRACT NO: 1000-001-1
CONFIRMATION NO: 1000-001-1-102

THIS AMENDMENT is entered into as of April 25, 2018, by and between Apache Corporation (“Shipper”) and Alpine High Pipeline LLC (“Transporter”).
WHEREAS, Shipper and Transporter entered into that Intrastate Firm Natural Gas Transportation Service Agreement, Contract Number: 1000-001-1 (“Service Agreement”) and Intrastate Firm Confirmation, Confirmation Number 1000-001-1-101 (“Confirmation”), both dated April 1, 2017; and
WHEREAS, on October 26, 2017, Transporter submitted a petition for rate approval for interruptible transportation services offered under NGPA Section 311, with a proposed effective date of September 26, 2017 (“Petition”) to the Federal Energy Regulatory Commission (“Commission”) in Docket No. PR18-4-000 and on January 9, 2018, Transporter submitted an amended Statement of Operating Conditions (“311 SOC”), version 0.1.0, to be effective September 26, 2017; and
WHEREAS, on February 6, 2018 the Commission issued a letter order accepting Transporter’s amended 311 SOC with an effective date of September 26, 2017, and
WHEREAS, the Shipper and Transporter desire to amend the Service Agreement and Confirmation to conform with certain changes to the 311 SOC approved by the Commission.
NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Shipper and Transporter agree to amend the Service Agreement and Confirmation as follows:

1.	The word “flared” in the third line in the section entitled “Retention Volume” on page two of the Confirmation, is deleted.

2.	Appendix “A” attached to and incorporated into the Service Agreement is deleted in its entirety and replaced with the new Appendix “A” attached hereto and incorporated herein.
This Amendment shall be effective as of September 26, 2017.
Except as specifically amended herein, the terms and conditions of the Service Agreement and Confirmation shall remain in full force and effect as written.

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the parties have duly executed and exchanged duplicate originals of this Amendment to the Service Agreement and Confirmation by their respective officers or other person duly authorized to do so.

ALPINE HIGH PIPELINE LLC                APACHE CORPORATION

Accepted and Agreed                    Accepted and Agreed
This 25th day of April 2018                This 25th day of April 2018

By: /s/ Bob W. Bourne                    By: /s/ Brian W. Freed
Title: VP Business Development            Title: SVP Midstream & Marketing
Date: April 25, 2018                    Date: April 25, 2018

Signature page to Amendment to Intrastate Firm Natural Gas Transportation Service Agreement and Confirmation dated April 1, 2017 - Contract No. 1000-001-1 and Confirmation No. 1000-001-1-101, effective September 26, 2017.

CONFIDENTIAL TREATMENT REQUESTED

APPENDIX “A”

ALPINE HIGH PIPELINE LLC
STATEMENT OF OPERATING CONDITIONS
FOR INTRASTATE SERVICE
IN TEXAS

EFFECTIVE September 26, 2017

CONFIDENTIAL TREATMENT REQUESTED

ALPINE HIGH PIPELINE LLC
STATEMENT OF OPERATING CONDITIONS
APPLICABLE TO INTRASTATE TRANSPORTATION SERVICE

TABLE OF CONTENTS

1.	INTRODUCTION	11
2.	DEFINITIONS	11
3.	REQUEST FOR SERVICE AGREEMENT	13
4.	GENERAL	15
5.	QUANTITY	17
6.	DELIVERY POINT(S) AND RECEIPT POINT(S)	17
7.	NOMINATIONS AND BALANCING	18
8.	RATES	21
9.	TERM	22
10.	QUALITY	22
11.	ADDRESSES	23
12.	PRESSURES AT DELIVERY AND RECEIPT POINT(S)	23
13.	MEASUREMENT	24
14.	BILLING, ACCOUNTING, AND REPORTS	26
15.	RESPONSIBILITY	27
16.	FORCE MAJEURE	27
17.	LAWS AND REGULATIONS	29
18.	MISCELLANEOUS	30
EXHIBIT “A” - Form of Service Agreement for Interruptible Service		33
EXHIBIT “B” - Form of Service Agreement for Firm Service		36
EXHIBIT “C” - Form of Confirmation		39

CONFIDENTIAL TREATMENT REQUESTED

ALPINE HIGH PIPELINE LLC
STATEMENT OF OPERATING CONDITIONS
APPLICABLE TO INTRASTATE TRANSPORTATION SERVICE
1.     INTRODUCTION.
Alpine High Pipeline LLC (“Transporter”) owns an intrastate pipeline, with facilities located wholly within the State of Texas, and is exempt from the jurisdiction of the Federal Energy Regulatory Commission (“FERC”) under the Natural Gas Act of 1938 (“NGA”). Transporter’s commercial operations relating to intrastate service within the State of Texas, including contracting, scheduling, invoicing, payment, etc., will be provided subject to this Statement of Operating Conditions.
2.     DEFINITIONS.
Except as otherwise specified, the following terms as used herein, in the Service Agreement and its applicable Confirmation will be construed to have the following scope and meaning:

(a)	“Btu” means British thermal unit and, where appropriate, the plural thereof.
(b)“Commencement Date” is defined in Section 9.1 of this Statement of Operating Conditions.
(c)“Confirmation” means an effective and unexpired agreement documented by written means, including but not limited to facsimile, e-mail, or other electronic means, evidencing an affirmative agreement between Transporter and Shipper on all key terms and conditions, for a particular arrangement under a Service Agreement or transportation agreement, including information materially similar to that contained on Exhibit “C”; Shipper’s submission of a nomination without an affirmative agreement by Transporter to all terms of service shall not constitute a Confirmation.
(d) “Day” means the period beginning at 9:00 a.m. central clock time (“CCT”) on each calendar day and ending at 9:00 a.m. CCT on the following calendar day.
(e)“Delivery Point(s)” is defined in Section 6.1 of this Statement of Operating Conditions.

(f)	“Effective Date” means the first Day of the term of a Confirmation.
(g)“Firm” or “Firm Service” means transportation service that is provided on a firm basis, is not subject to a prior claim by another customer or class of service, and receives the same priority as any other firm Shipper in that it has the highest priority of transportation service offered by Transporter as set forth in this Statement of Operating Conditions.
(h)“Gas” means natural gas produced from gas wells, gas produced in association with oil (casinghead gas), and/or the residue gas resulting from processing casinghead gas and/or gas well gas.
(i)“Heating Value” means the total heating value expressed in Btu per cubic foot (gross heating value) of the Gas, and will be determined at a temperature of 60 degrees Fahrenheit, saturated with water vapor and under a pressure equivalent to that of 30 inches of mercury at 32 degrees Fahrenheit converted to base conditions of 60 degrees Fahrenheit and an absolute pressure of 14.65 pounds per square inch and adjusted to reflect actual water vapor content.
(j) “Interruptible” or “Interruptible Service” means Transporter may interrupt, curtail, or suspend the receipt, transportation or delivery of Gas hereunder at any time and from time to time for any reason without notice, whether or not caused by an event of Force Majeure, with Transporter having no liability to Shipper.
(k)“Make-up Volumes” is defined in Section 7.4.1 of this Statement of Operating Conditions.
(l)“Maximum Daily Contract Quantity” or “MDCQ” means the maximum quantity of Gas in MMBtu, exclusive of applicable Retention Volume, that Shipper may nominate and deliver to Transporter each Day at a Receipt Point(s) or Delivery Point(s) or an aggregate of Receipt Points or Delivery Points

CONFIDENTIAL TREATMENT REQUESTED

at a relatively uniform hourly rate over the course of such Day, as specified in a Confirmation.

(m)	“Mcf” means one thousand cubic feet, and “MMBtu” means one million Btu.
(n)“Month” means that period of time beginning at 9:00 a.m. CCT on the first day of a calendar month and ending at 9:00 a.m. CCT on the first day of the following calendar month.
(o)“Monthly Imbalance” is defined in Section 7.4.1 of this Statement of Operating Conditions.
(p)“Nomination” is defined in Section 7.1 of this Statement of Operating Conditions.
(q)“Operational Flow Order” is defined in Section 7.3 of the Statement of Operating Conditions.

(r)	“Psia” means pounds per square inch absolute.

(s)	“Psig” means pounds per square inch gauge.
(t)“Receipt Point(s)” is defined in Section 6.2 of the Statement of Operating Conditions.
(u) “Retention Volume” is defined in Section 8.2 of the Statement of Operating Conditions.
(v) “Scheduled Quantity” means the quantity of Gas, inclusive of any applicable Retention Volume, nominated and scheduled by Shipper and confirmed by Transporter with the upstream and the downstream pipeline operators, subject to any limitations of the MDCQ set forth in the Confirmation.
(w) “Service Agreement” means the agreement between Transporter and Shipper, whereby Transporter will provide transportation services for Shipper pursuant to the terms and provisions of this Statement of Operating Conditions and any applicable Confirmation.
(x) “Shipper” means the party that holds all lawful rights and/or title to the Gas that is being transported and who has a fully executed Service Agreement and Confirmation with Transporter.
(y)    “Transporter” means Alpine High Pipeline LLC.
(z)     “TRC” means the Texas Railroad Commission or any successor agency.
3.     REQUEST FOR SERVICE AGREEMENT.
3.1Request for Service Agreement. A Service Agreement is required for all services hereunder and will be subject to all terms and provisions of this Statement of Operating Conditions, and its applicable Confirmation. Any potential Shipper desiring to obtain services from Transporter must request a Service Agreement from Transporter. The request may be in writing, by telephone or electronic medium. Shipper shall provide documentation to demonstrate its creditworthiness to the satisfaction of the Transporter in accordance with Section 3.3 hereof.
Requests for Service Agreement may be sent to:
Alpine High Pipeline LLC
Attn: Commercial Operations
17802 IH-10 West
Suite 300
San Antonio, TX 78257
Email: CommercialOperations@apachecorp.com
3.2Requirements of Request for Service. Each request for a specific transaction under an executed Service Agreement must include the following information:
3.2.1Shipper’s name, Service Agreement number and any applicable individual transaction confirmation number;
3.2.2Requested Receipt Point(s) or receipt point area and Delivery Point(s) or delivery point area;

3.2.3	Shipper’s requested Maximum Daily Contract Quantity;

3.2.4	The type and character of service requested; and

3.2.5	The term of the service requested.

CONFIDENTIAL TREATMENT REQUESTED

3.3Credit Approval. Transporter’s agreement to execute a Service Agreement or to engage in a specific transaction under a Service Agreement is contingent upon a satisfactory appraisal of Shipper’s credit by Transporter.
3.3.1If requested by Transporter, potential Shipper must provide a copy of its last two (2) fiscal years of audited financial statements, including balance sheet, income statement, cash flow statement and accompanying footnotes. If potential Shipper cannot provide the above information on itself, then potential Shipper must, if applicable, provide that information for its parent company.
3.3.2In the event Transporter determines Shipper’s credit to be unsatisfactory in Transporter’s sole opinion, as tested in a commercially reasonable and in a not unduly discriminatory manner, at any time during the term of any Service Agreement or applicable Confirmation, Transporter may demand “Adequate Assurance of Performance” which shall mean sufficient security in a form, an amount and for the term reasonably specified by Transporter. Shipper at its option may provide one of the following forms of security:
a.Post an irrevocable standby letter of credit in a form, substance and from a bank satisfactory to Transporter for services equal to or up to three (3) months of all fees and charges that would be due from Shipper if Transporter were performing such service plus an amount for projected imbalances, unless a lesser amount is reasonable to and agreed upon by Transporter based on Shipper’s financial condition; or
b.Provide a prepayment or a deposit for services equal to or up to three (3) months of all fees and charges that would be due from Shipper if Transporter were performing such service plus an amount for projected imbalances, unless a lesser amount is reasonable to and agreed upon by Transporter based on Shipper’s financial condition; or
c.Provide a guaranty from a guarantor acceptable to Transporter. The demand for Adequate Assurance of Performance can be satisfied with a guaranty issued on behalf of Shipper in a format, amount and term acceptable to Transporter, but only for as long as the credit of Shipper’s guarantor continues to be acceptable to Transporter, after which time only Adequate Assurance of Performance in the form of (a) and (b) will be acceptable to Transporter.
3.3.3Transporter shall have the right to suspend performance under any Service Agreement or any applicable Confirmation in the event: (i) Shipper has voluntarily filed for bankruptcy protection under any chapter of the Bankruptcy Code; (ii) Shipper is the subject of an involuntary petition of bankruptcy under any chapter of the Bankruptcy Code, and such involuntary petition has not been settled or otherwise dismissed within ninety (90) Days of such filing; (iii) Shipper otherwise becomes insolvent, whether by an inability to meet its debts as they come due in the ordinary course of business or because its liabilities exceed its assets on a balance sheet test and/or however such insolvency may otherwise be evidenced; or (iv) Shipper fails to timely pay any amounts due and payable under a Service Agreement or applicable Confirmations.
3.3.4Should Shipper fail to provide Adequate Assurance of Performance within two (2) business Days after receipt of written demand for such assurance, then Transporter shall have the right to suspend performance under any Confirmation until such time as Shipper furnishes Adequate Assurance of Performance and/or terminate any Service Agreement or applicable Confirmation in addition to all other remedies available at law or in equity.
3.4Transporter shall have the right to reject any request for Service Agreement or Confirmation that does not contain the required information set forth herein and Transporter will have no liability to Shipper or any other entity in connection with such rejection.
3.5In addition to requiring Adequate Assurance of Performance to secure the Service Agreement and/or transactions thereunder, Transporter may require additional or alternate security from

CONFIDENTIAL TREATMENT REQUESTED

Shipper if Transporter’s service to Shipper is contingent upon Transporter’s construction of facilities. This provision shall also apply to any assignment of a Service Agreement that was initially subject to this provision.
3.6Service Agreements. After Shipper has requested a Service Agreement and after Transporter has determined that Shipper is creditworthy, Transporter and Shipper will enter into a Service Agreement, which will incorporate by reference the provisions of this Statement of Operating Conditions. Multiple transportation arrangements can be agreed to between the parties and confirmed by Confirmations under a single Service Agreement. Neither Transporter nor Shipper will have any obligations to one another until authorized representatives of both Transporter and Shipper have executed a Service Agreement and have agreed to a Confirmation. Any applicable Confirmation(s) will contain specific details agreed to by Transporter and Shipper for a particular service arrangement.
3.7Additional Facilities. Transporter shall not be required to construct additional facilities, modify or expand facilities, or acquire facilities to provide service. Any additional facilities (including meters) required to provide service to a Shipper that Transporter agrees in its sole discretion to provide shall be paid for by such Shipper, unless otherwise agreed to in writing by Shipper and Transporter.
4.     GENERAL.
4.1Transporter’s Obligations. Transporter will receive Gas up to the Scheduled Quantity at the Receipt Point(s) as nominated and tendered by Shipper under the terms of this Statement of Operating Conditions, the Service Agreement, and its applicable Confirmation, transport and deliver an equivalent quantity of Gas, in MMBtu, to Shipper at the Delivery Point(s), less the Retention Volume as set forth in Section 8.2 of this Statement of Operating Conditions. Transporter’s obligations to receive, transport, and deliver Gas to the Delivery Point(s) will be in accordance with the applicable character of service (i.e. Firm or Interruptible), and are subject to: (i) available capacity, as determined by Transporter, upon its exercise of reasonable judgment; (ii) an event of Force Majeure; (iii) Shipper’s failure or refusal to deliver Gas to or receive Gas from Transporter as required under this Statement of Operating Conditions, the Service Agreement and any applicable Confirmation; (iv) any laws, rules, orders, or requirements of any governmental or regulatory authorities that limit, prevent, or interfere with Transporter’s performance; and (v) as otherwise provided under any other terms and conditions in this Statement of Operating Conditions, the Service Agreement, and any applicable Confirmation. Shipper acknowledges that for those Receipt Point(s) and Delivery Point(s) at which Transporter has operational balancing agreements, the Scheduled Quantity is deemed to have been received or delivered for the account of Shipper, subject to the remaining terms and conditions of this Statement of Operating Conditions, the applicable Service Agreement, and any applicable Confirmation. In the event of constraints at a Delivery Point(s) or on a downstream pipeline, Transporter will rely on the downstream party’s allocation at the affected Delivery Point(s) and, to the extent Shipper’s nominations are reduced, Shipper will be deemed to have failed to receive Gas from Transporter as required hereunder.
4.2Interruption of Service. Transporter will endeavor to advise (by telephone or electronic medium) Shipper’s dispatcher or authorized representative of an interruption as soon as practicable, either before or after interruption of service, but Transporter will have no liability for any failure to give such notice. Transporter will not be liable for any loss or damage to any person or property caused, in whole or in part, by any interruption of Interruptible service under any Service Agreement or its applicable Confirmation. Should any third party with the right to control the Receipt Point(s), Delivery Point(s), or any other facilities needed for the receipt, transportation, or delivery of Gas hereunder limit or fail to authorize the use of any such facilities to perform services provided hereunder, Transporter will have no obligation hereunder to perform any transportation service, or receive or deliver Gas hereunder at such facilities.

CONFIDENTIAL TREATMENT REQUESTED

4.3Shipper’s Obligations. Shipper will tender the Scheduled Quantity at the Receipt Point(s), and accept such Gas, less the Retention Volume, at the Delivery Point(s). Shipper’s obligations set forth in the preceding sentence are subject to: (i) an event of Force Majeure; (ii) Transporter’s failure or refusal to receive Gas from or deliver Gas to Shipper as required under this Statement of Operating Conditions; (iii) any laws, rules, orders, or requirements of any governmental or regulatory authorities that limit, prevent, or interfere with Shipper’s performance; and (iv) as otherwise provided under any other terms and conditions in this Statement of Operating Conditions, the applicable Service Agreement, and its applicable Confirmation.
4.4Priority of Service and Scheduling. From time to time, Transporter may not have sufficient capacity available to accommodate all nominations through specific Receipt Point(s), specific Delivery Point(s), specific compression stations, and/or specific segments of Transporter’s pipeline system (the “Impacted Location”). In such event, Transporter will schedule and perform service through the Impacted Location in the following order of priority:

1.
Firm transportation service shall receive the highest priority. To the extent there is capacity available to accommodate some but not all of the Firm transportation nominations, capacity through the Impacted Location will be allocated among the Firm customers such that the customer with the earliest Effective Date of a Confirmation shall be the last curtailed. In the event one or more customers have the same Effective Date of a Confirmation, then the available capacity, if any, will be awarded to the customer whose transaction provides the greatest economic benefit to Transporter, in Transporter’s judgment.

2.
Interruptible transportation service shall receive the next highest priority. To the extent there is sufficient capacity to accommodate all Firm nominations and some, but not all, of the Interruptible nominations, capacity through the Impacted Location will be allocated among the Interruptible customers on an economic basis. As such, Transporter shall allocate capacity to the Shippers paying a higher rate per MMBtu before Shippers paying a lower rate. If two or more Shippers are paying the same rate per MMBtu, Transporter shall schedule nominated service on a pro rata basis.

4.5Multiple Confirmations. If Shipper has multiple Confirmations, Shipper will not be permitted to combine services available under such Confirmations. Specifically, Gas will be received under a particular Confirmation and will be delivered under the same Confirmation.
4.6Interstate Service. In addition to the intrastate transportation services that are subject to the exclusive jurisdiction of the TRC and that are exempt from FERC’s regulation under the NGPA, Transporter may also be authorized to provide interstate services pursuant to FERC’s rules and regulations and the NGPA Section 311 Statement of Operating Conditions that Transporter may file with FERC. In that event and to provide Shippers with flexibility to access intrastate and/or interstate markets, Shippers may contract for both intrastate and NGPA Section 311 service on mutually agreeable terms, including a limitation that Shipper’s combined usage under the intrastate and NGPA Section 311 agreements cannot exceed the MDCQ. The description of available NGPA Section 311 services that may be offered is provided for informational purposes only and shall not be construed to make any intrastate services subject to FERC regulation.
4.7Filings. Transporter shall file all necessary reports and/or notices required by any applicable governmental or regulatory authority, and Shipper shall provide Transporter with any necessary compliance information requested by Transporter in connection with preparing such reports.
5.     QUANTITY.
5.1Maximum Delivery and Receipt Quantities. The maximum quantity of Gas that Transporter is obligated to receive hereunder at the Receipt Point(s) and deliver hereunder at the Delivery Point(s) during any given hour of any Day is 1/24th of the Shipper’s Scheduled Quantity at an instantaneous

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standard volumetric flow rate at any point in time during the hour, unless otherwise agreed to by Transporter as specifically provided in the Confirmation. Transporter has no obligation to receive, transport, and deliver quantities of Gas hereunder in excess of the Scheduled Quantity. Transporter has no obligation to receive or deliver Gas in quantities exceeding the physical capacity of the Delivery Point(s) or Receipt Point(s).
5.2All Quantities in MMBtu. All quantities of Gas received and delivered under any Confirmation will be expressed in terms of MMBtu, including, without limitation, calculation of payments, determination of imbalances, and determination of Retention Volume.

5.3	Authorized Overrun Service.
5.3.1Upon request of Shipper at the time it nominates Interruptible Service, Transporter may approve and schedule for receipt or delivery a quantity of Gas greater than the MDCQ and Shipper’s Retention Volume (“Authorized Overrun Service”). Authorized Overrun Service will be available only if (i) Transporter determines in its sole discretion that it has sufficient capacity after first scheduling all Firm intrastate and Interruptible transportation service within the limits of all Shippers’ MDCQs, and (ii) Shipper has a designated Authorized Overrun Service rate in its Service Agreement or any applicable Confirmation. Authorized Overrun Service will be scheduled on a first-come, first-served basis, with the priorities established in Section 4.4.
5.3.2Authorized Overrun Service is Interruptible and Transporter has absolutely no liability whatsoever in damages or otherwise for any interruption or cessation of Authorized Overrun Service.
6.    DELIVERY POINT(S) AND RECEIPT POINT(S).
6.1Delivery Point(s). Transporter will deliver Gas to Shipper, or its agent, under this Statement of Operating Conditions, the Service Agreement, and its applicable Confirmation to the existing points of interconnection between Transporter’s pipeline facilities and the pipeline or receipt facilities of other parties at the “Delivery Point(s)” or a pool consisting of an aggregate collection of such points, as identified in the Confirmation. Except as set forth in the Service Agreement and/or Confirmations, Delivery Point(s) may be modified, or additional Delivery Point(s) may be added to a Confirmation, by mutual agreement of the parties. In the event Delivery Point(s) are added to a Confirmation, such additional Delivery Point(s) will be prioritized, for purposes of Section 4.4, based on the effective date of the amended Confirmation, unless otherwise mutually agreed.
6.2Receipt Point(s). Shipper will tender Gas for delivery to Transporter under this Statement of Operating Conditions, the Service Agreement, and its applicable Confirmation from the existing points of interconnection between Transporter’s pipeline facilities and the pipeline or delivery facilities of other parties at the “Receipt Point(s)” or a pool consisting of an aggregate collection of such points, as identified in the Confirmation. Except as set forth in the Service Agreement and/or Confirmations, Receipt Point(s) may be modified, or additional Receipt Point(s) may be added to the Confirmation, by mutual agreement of the parties. In the event Receipt Point(s) are added to a Confirmation, such additional Receipt Point(s) will be prioritized, for purposes of Section 4.4, based on the effective date of the amended Confirmation, unless otherwise mutually agreed.
6.3Allocation at Receipt and Delivery Point(s). It is recognized that quantities of Gas may be transported through the Receipt Point(s) and/or the Delivery Point(s) for one or more parties other than the Shipper. If that occurs, the measurement of Gas under this Agreement may involve the allocation of Gas receipts or deliveries. As between Transporter and Shipper, and subject to Section 4.1, Transporter will determine the allocation of all Gas deliveries hereunder.
6.4Payment of Fees. Shipper must pay any and all transportation, measurement, testing, compression, or other fees or charges imposed by any third party on deliveries at any Receipt Point(s) or

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Delivery Point(s). Notwithstanding the foregoing, in the event Transporter pays any such fees and charges, Shipper must reimburse Transporter for any such fees or charges paid by Transporter with respect to Shipper’s Gas provided that Transporter has given Shipper written notice of the amount of such fees and charges and Shipper has agreed in writing to reimburse Transporter for such fees and charges. If Shipper has not given Transporter written notice of its agreement to reimburse Transporter for any such fees and charges, Transporter will have no obligation to receive Gas for Shipper at any such Receipt Point(s) or deliver Gas for Shipper at any such Delivery Point(s) that may be subject to such fees and charges.
7.    NOMINATIONS AND BALANCING.
7.1Nominations. Shipper shall submit the quantity of Gas in MMBtu Shipper expects to make available and deliver at each Receipt Point each Day, or portion thereof, and receive at each Delivery Point each Day, or portion thereof (the “Nomination”) via Transporter’s applicable form or Web-based online nomination system. Transporter, to the extent it is utilizing for its own account any available unused capacity, shall submit a Nomination for such service in accordance with the same provisions and shall be treated in the same manner, as all other Nominations pursuant to the nomination procedures set forth herein and the scheduling and priority of service provisions of this Statement of Operating Conditions. Transporter will confirm Shipper’s Nomination with upstream and downstream operators in accordance with the provisions of this Statement of Operating Conditions and the applicable Confirmation. Shipper must have a Confirmation in place before a Nomination can be submitted. The deadline for submitting Nominations for the first of each Month is 1:00 p.m. CCT, one business day prior to the beginning of each Month. Shipper will use reasonable efforts to notify Transporter by no later than 1:00 p.m. CCT on the business day prior to the Day(s) of the scheduled flow, of the capacity and path that the Shipper plans to utilize. The deadline for submitting daily nominations is 1:00 p.m. CCT the business day prior to the Day of the scheduled flow. Shipper has the right to nominate quantities up to Shipper’s Maximum Daily Contract Quantity. Any initial nomination received after the deadline of 1:00 p.m. CCT on the business day prior to the flow Day will be scheduled by Transporter when feasible. Transporter may, in its sole discretion, allow intraday Nomination changes at the Receipt Point(s) and Delivery Point(s) as operating conditions permit.
7.2Shipper’s Balancing Obligations. For each Confirmation, the maximum quantity of Gas that Transporter is obligated to receive at the Receipt Point(s) and deliver at the Delivery Point(s) during any given hour of any Day is 1/24th of Shipper’s Scheduled Quantity, unless otherwise agreed to by Transporter or as provided in the applicable Confirmation. Shipper will use reasonable commercial efforts to balance, on an hourly and daily basis, between the Gas received by Transporter at the Receipt Point(s), less the Retention Volume, and the Gas delivered at the Delivery Point(s). Shipper will use reasonable commercial efforts to monitor and adjust its Nominations, deliveries, and receipts to maintain the hourly and daily balances between the Receipt Point(s) and Delivery Point(s), and notify Transporter immediately of any imbalances or situations that may cause imbalances. If Transporter is unable to receive the Scheduled Quantity at any Receipt Point(s) or deliver the Scheduled Quantity, less the Retention Volume, at any Delivery Point(s), Transporter will notify Shipper as soon as practicable. Transporter has no obligation to receive and deliver quantities of Gas that differ from the Scheduled Quantity.
7.3Operational Flow Order. If, in Transporter’s sole discretion, it is necessary or desirable in order to preserve the overall operational balance or integrity of Transporter’s system, Transporter may issue an “Operational Flow Order”.
7.3.1An Operational Flow Order may be issued if Transporter determines that changes in receipts or deliveries are necessary to maintain overall operational balance of Transporter’s system or to enable Transporter to provide the services set forth in this Statement of Operating Conditions, the Service Agreement and/or its Confirmation. The Operational Flow Order will identify with specificity the operational problem to be addressed, the action(s) Shipper must take, the time by which Shipper must

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take the specified action(s), and the period during which the Operational Flow Order will be in effect. Transporter will provide as much prior notice as possible, but not less than three (3) hours, to Shipper of actions Shipper must take to comply with an Operational Flow Order; provided that action by Shipper can be required on less than three (3) hours notice if the nature of the Operational Flow Order is due to safety concerns or to protect the integrity of Transporter’s pipeline system.
7.3.2An Operational Flow Order may require Shipper to take any of the following actions or similar actions:
(a)Commence or increase supply inputs into Transporter’s pipeline system at specific Receipt Point(s) or, alternatively, cease or reduce deliveries from Transporter’s pipeline system at specific Delivery Point(s), both as directed by Transporter.
(b)Cease or reduce supply inputs into Transporter’s pipeline system at specific Receipt Point(s) or, alternatively, commence or increase deliveries of Gas from Transporter’s pipeline system at specific Delivery Point(s), both as directed by Transporter.
(c)Eliminate any transportation imbalances, as directed by Transporter.
(d)Conform actual receipts and deliveries to nominated and scheduled receipts and deliveries.
(e)Delay changes in deliveries up to twenty-four (24) hours to account for the molecular movement of Gas.
(f)Such other actions that are within Shipper’s control that would tend to alleviate the operational situation to be addressed.
7.3.3Should Shipper fail to adjust its receipts and/or deliveries in compliance with an Operational Flow Order, Shipper must pay Transporter a charge equal to the highest daily price of gas at the location closest to the applicable Receipt Point(s) or Delivery Point(s) as stated in Gas Daily® (Platts, a division of The McGraw-Hill Companies, Inc.), or successor publication, in the column “Daily Price Survey” (“Gas Daily”) plus two dollars ($2.00) or if Gas Daily is unavailable another similar publication plus two dollars ($2.00), or ten dollars ($10.00), whichever is greater, for each MMBtu received or delivered under the Confirmation at the Receipt Point(s) or Delivery Point(s) during each hour in which deliveries are greater than 110% or less than 90% of the Scheduled Quantities at the Receipt Point(s) for such hour, less Retention Volume, while the Operational Flow Order is in effect.
7.3.4Should Shipper fail to abide by an Operational Flow Order issued pursuant to this Section 7.3, Shipper will indemnify Transporter for any damages resulting from Shipper’s failure to comply with the Operational Flow Order.
7.4Gas Imbalance Account.
7.4.1Imbalance-related Definitions.
(a) An imbalance will exist hereunder when, during any designated time period during the term hereof, there is a numerical difference between (i) the quantity of gas delivered by Transporter to Shipper at the Delivery Point(s) grossed up for Retention Volume attributed to the volumes of Gas delivered by Transporter to Shipper at the Delivery Point(s), and (ii) the quantity of gas received by Transporter from Shipper (or its designee) at the Receipt Point(s), exclusive of Make-up Volumes.
(b) “Make-up Volumes” means the volume of gas specifically and separately nominated by Shipper and confirmed by Transporter to resolve any imbalance under the Service Agreement and any applicable Confirmation.
(c) “Monthly Imbalance” means the absolute value of the difference between the cumulative volumes of gas received at the Receipt Point(s) during a given Month, less Retention Volume attributed to the volumes of Gas delivered by Transporter to Shipper at the Delivery Point(s), and the cumulative volumes of gas delivered at the Delivery Point(s) during the same given Month.

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(d) For those Receipt Point(s) and Delivery Point(s) at which Transporter has operational balancing agreements, the quantity of gas delivered by Transporter to Shipper at such Delivery Point(s) and the quantity of gas received by Transporter from Shipper (or its designee) at such Receipt Point(s), shall be deemed in accordance with Section 4.1.

7.4.2As soon as actual measurement information for Gas receipts and deliveries at the Receipt Point(s) and Delivery Point(s) is available, Transporter will provide Shipper with written notice of any imbalance in the prior Month.
7.4.3Shipper’s Balancing Obligations. Shipper will monitor, and if necessary, adjust, or cause to be adjusted, (i) deliveries of gas to Transporter at the Receipt Point(s) for transportation to the Delivery Point(s) and (ii) receipts of gas from Transporter at the Delivery Point(s), in order to maintain a balance of receipts and deliveries at consistent flow rates throughout each Day and Month. Shipper agrees to revise its Nominations as needed to reflect any adjustments to deliveries of gas and receipts of gas. Shipper’s balancing requirements (i.e., daily and monthly) may be determined independently for each Delivery Point(s) and corresponding Receipt Point(s), in Transporter’s reasonable discretion.
7.4.4Transporter’s Balancing Obligations. Subject to the terms of the Service Agreement and any applicable Confirmation, Transporter will deliver to Shipper at the Delivery Point(s), during each applicable time period, a volume of gas, on a MMBtu basis, equivalent to the volume of gas, on an MMBtu basis, received by Transporter from Shipper (or its designee) at the Receipt Point(s) during such applicable time period, exclusive of any Retention Volumes and Make-up Volumes. Transporter will not be obligated to deliver to Shipper at the Delivery Point(s) volumes of gas in excess of those quantities received from Shipper at the Receipt Point(s) exclusive of Retention Volumes and Make-up Volumes. Transporter’s obligation to receive or deliver Make-up Volumes is wholly interruptible and subject to system operations in Transporter’s reasonable opinion.
7.4.5    Monthly Imbalance Correction. At the end of each Month, any Monthly Imbalance shall be corrected in-kind during the immediately ensuing Month or within such longer period of time as Transporter and Shipper may mutually agree in writing.
7.4.6    Upon termination of a Service Agreement or its applicable Confirmation, Transporter and Shipper shall, within thirty (30) Days thereafter, or such longer period of time as Transporter and Shipper may mutually agree in writing, eliminate any remaining imbalance by correcting such imbalance in kind. If after the thirty (30) Days, or such longer period of time as Transporter and Shipper may mutually agree in writing, the imbalance has not been corrected in kind, then the Transporter and Shipper will eliminate any remaining imbalance by cash out on the following terms: (i) If Gas is owed to Transporter, Shipper will pay Transporter a per MMBtu fee equal to the simple average of the weekly posted price “Regional Average” as published in the Energy Intelligence’s publication Natural Gas Week under the section “Texas (West)” for the Month; (ii)  If Gas is owed to Shipper, Transporter shall pay a per MMBtu fee equal to the simple average of the weekly posted price “Regional Average” as published in the Energy Intelligence’s publication Natural Gas Week under the section “Texas (West)” for the Month.
7.5Transporter’s Right to Balance. Notwithstanding anything in this Statement of Operating Conditions to the contrary, Transporter may, at any time and from time to time, with notice to Shipper, restrict, interrupt, or reduce its receipts or deliveries of Gas at the Receipt Point(s) or Delivery Point(s), and direct Shipper to make adjustments in its receipts or deliveries, in order to maintain a daily and/or hourly balance or to correct an imbalance. If Shipper fails or refuses to follow any such request from Transporter, Transporter may, without liability to Shipper, cease accepting or delivering Gas under the Service Agreement and any applicable Confirmation, until the conditions causing the imbalance are corrected.

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7.6Upstream and Downstream Pipeline Penalties. Cash-out dollar amounts, if any, billed or paid to (or by) Transporter by (or to) upstream or downstream pipelines and attributable to Shipper’s Gas shall be billed or credited (as applicable) by Transporter to Shipper. Any penalties imposed by upstream or downstream pipelines on Shipper or Transporter with regard to imbalances shall be the responsibility of Shipper to the extent caused by Shipper’s actions or inactions, and by Transporter to the extent caused by Transporter’s actions or inactions. The responsible party shall reimburse the non-responsible party for any such penalties paid by the non-responsible party.
8.    RATES.
8.1    Transportation Rates. Each Month Shipper will, where applicable, pay Transporter the applicable rate as set forth in the Confirmation(s) (“Transportation Rates”). Transportation Rates and other charges due under this Statement of Operating Conditions, the Service Agreement, and its applicable Confirmation, will be invoiced and payable under Section 14 of this Statement of Operating Conditions.
8.2    Retention Volume. In addition to the Transportation Rates and other charges payable under this Statement of Operating Conditions, the Service Agreement or its applicable Confirmation, Transporter will retain from the volumes of Gas delivered by Shipper hereunder at each Receipt Point(s) at no cost to Transporter, a volume of Gas allocated ratably to Shipper of all Gas used as fuel, lost, and unaccounted for Gas, associated with the operation, maintenance and repair of the Alpine High Pipeline System (all of the foregoing, collectively, the “Retention Volume”).
9.    TERM.
9.1     The Service Agreement will be effective on the date listed in the Service Agreement as the “Commencement Date”, and will, subject to the terms and provisions of this Statement of Operating Conditions, remain in full force and effect as set forth in the applicable Confirmation; provided the Service Agreement shall continue to apply to all Confirmations then in effect until all Confirmations are completed. Termination, cancellation, or expiration of the Service Agreement or any applicable Confirmation will not extinguish any obligation that accrued before or as a result of the termination, cancellation, or expiration.
10.    QUALITY.
10.1    Shipper represents and warrants that all Gas tendered for transportation at the Receipt Point(s) shall meet the Quality Specifications. “Quality Specifications” means, for each constituent, the more stringent of (i) the quality specifications required for the acceptance of Gas by any downstream pipeline, or (ii) Transporter’s quality specifications set forth below (or as modified from time to time or as otherwise agreed to by Transporter as specifically provided in the Confirmation on a non-discriminatory basis):
10.1.1    Have a Heating Value of not less than nine hundred fifty (950) Btu per cubic foot nor more than eleven hundred (1,100) Btu per cubic foot;
10.1.2    Be commercially free of dust, gum, gum-forming constituents, gasoline, liquid hydrocarbons, water, and any other substance of any kind that may become separated from the Gas during the handling thereof or that may cause injury to or interference with proper operation of the lines, meters, regulators, or other appliances through which it flows;
10.1.3    Not contain more than five (5) grains of total sulfur nor more than one- fourth (1/4) grain of hydrogen sulfide per one hundred (100) standard cubic feet;
10.1.4    Not contain more than 10 parts per million of oxygen, and shall not contain more than three percent (3%) by volume of carbon dioxide, not contain more than three percent (3%) by

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volume of nitrogen or three percent (3%) by volume of total inert gases;
10.1.5    Have a temperature of not more than one hundred twenty degrees Fahrenheit (120°F) nor less than forty degrees Fahrenheit (40°F);
10.1.6    Not contain more than seven (7) pounds of water vapor per one million (1,000,000) standard cubic feet; and
10.1.7    Have a hydrocarbon dew point below forty degrees Fahrenheit (40°F).
10.2    In the event that the Gas being received does not conform to the standards outlined above, Transporter may, in its sole discretion and on a non-discriminatory basis, accept such Gas or restrict or refuse any volumes that are non-conforming or deficient.
10.3    Shipper shall be responsible for odorizing any part of the Gas delivered hereunder at the Delivery Point(s) which is diverted and/or used for any purpose for which odorization is required pursuant to regulations of the Texas Railroad Commission.
10.4    In the event that Shipper’s Gas fails to conform to any of the Quality Specifications set forth above, including, but not limited to the hydrocarbon dew point or the gross heating value or any other specification set forth above or to a more restrictive specification imposed by a downstream pipeline to which Shipper has nominated Gas, Transporter, in its discretion and on a non-discriminatory basis, may accept such off-specification Gas for transportation and delivery to such downstream pipeline provided that Shipper has made arrangements to ensure that such off-specification Gas is acceptable to the downstream pipeline and conforms to their applicable specifications, including but not limited to any arrangements to treat, condition, or blend with other Gas (prior to it reaching such downstream pipeline). Upon request from Transporter, Shipper shall provide documentation acceptable to Transporter demonstrating that Shipper has made such contractual arrangements for such off-specification Gas on the path for which Shipper has nominated Gas. This provision shall not be construed as a general waiver to Transporter’s specification and is only available where physical blending, treatment and conditioning of Gas is contracted for and will take place prior to reaching the downstream pipeline whose specifications are to be met and such acceptance and service by Transporter shall not adversely impact markets on or downstream of Transporter’s system.
11.     ADDRESSES.
11.1    Addresses of Parties. Except to the extent that oral notification is expressly permitted by this Statement of Operating Conditions, all notices, requests, demands, statements and payments provided for in this Statement of Operating Conditions must be given in writing at the addresses of the parties specified in the Service Agreement.
11.2    Change of Address. A party may change its address under the Service Agreement by giving thirty (30) Days prior written notice. Notices and payments will be effective when they are delivered at the appropriate address specified in the Service Agreement, during normal business hours on a business Day. Notices delivered after business hours or on a weekend or holiday will be effective on the next business Day.
12.     PRESSURES AT DELIVERY AND RECEIPT POINT(S).
12.1    Shipper (or its designee) will deliver Gas to Transporter at the Receipt Point(s) at pressures sufficient to enter Transporter’s pipeline system at such points; provided, however, that Shipper’s delivery pressure into Transporter’s system at the Receipt Point(s) may not exceed Transporter’s maximum allowable operating pressure, as such may vary from time to time, at any such point or cause the pressure at any such point to exceed Transporter’s maximum allowable operating pressure. Unless otherwise provided in the

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applicable Confirmation, Transporter shall not have any obligations to alter its pipeline pressures, provide compression, or modify its pipeline operations in order to effectuate the receipt or delivery of Gas.
12.2    Transporter will deliver Gas to Shipper or Shipper’s designee at Transporter’s operating pressure at the Delivery Point(s), as such may vary from time to time.
13.     MEASUREMENT.
For the purposes of this Statement of Operating Conditions, the party metering the Gas, or whose designee meters the Gas, at a particular Receipt Point(s) or Delivery Point(s) is referred to as the “Metering Party” and the other party is referred to as the “Non-Metering Party”.
13.1    The measuring facilities shall be designed, installed, operated, and maintained by Transporter or its designee in accordance with the recommendations contained in the following standards:
13.1.1    Orifice Measurement - American Gas Association Report Number 3 (herein referred to as AGA 3).
13.1.2    Turbine Measurement - American Gas Association Report Number 7 (herein referred to as AGA 7).
13.1.3    Positive Measurement - American National Standards Institute B109.2 (herein referred to as ANSI B109.2).
13.1.4    Ultrasonic Measurement - American Gas Association Report Number 9 (herein referred to as AGA 9).
13.1.5 Coriolis Measurement - American Gas Association Report Number 11 (herein referred to as AGA 11).
13.2    If adequate metering facilities are already in existence at the Receipt Point(s) and Delivery Point(s), such existing metering facilities will be used for so long as, in Transporter’s reasonable judgment, the facilities remain adequate. If the metering facilities at any Receipt Point(s) or Delivery Point(s) are reasonably determined by Transporter to be inadequate, then the parties will mutually agree with respect to the equipment that must be added at such point(s) and the responsibility for payment of such equipment. If the parties are unable to agree upon the equipment to be added at any such point, or which party will be responsible to pay for such equipment, then equipment shall not be added.
13.3    The Non-Metering Party may, at its option and expense, install and operate meters, instruments and equipment, in a manner that will not interfere with the Metering Party’s equipment, to check the Metering Party’s meters, instruments, and equipment, but the measurement for the custody transfer of Gas for the purpose of the Service Agreement and any applicable Confirmation will be by the Metering Party’s meter only, except as hereinafter specifically provided. The meters, check meters, instruments, and equipment installed by each party will be subject at all reasonable times to inspection or examination by the other party (Non-Metering Party), but the calibration and adjustment thereof will be done only by the installing party.
13.4    All meters will be calibrated and/or proven on a schedule, but in no event will the calibration period be in excess of ninety (90) Days. Notification of scheduled calibrations shall be made to all interested parties and reasonable effort will be made to accommodate each party’s schedule; however, calibration will proceed at the scheduled time regardless of attendees. Records from all measuring equipment are the property of the Metering Party who will keep all such records on file for a period of not less than two (2) years. Upon request, the Metering Party will make available to the Non-Metering Party volume records from the measuring equipment, together with calculations therefrom, for inspection and verification, subject to return within thirty (30) Days after receipt thereof.

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13.5    Either Party shall have the right to conduct such pulsation tests as they deem prudent, at their sole risk and expense. If excessive pulsation is evident, mutually agreed modifications to operation or facility design will be made to reduce the effect of such pulsation. If pulsation issues cannot be resolved in a mutually agreeable manner, either party shall have the right to refuse delivery or receipt of Gas at the Receipt Point(s) or Delivery Point(s).
13.6    If the percentage of inaccuracy from the results of any test is greater than one percent (1%) volumetrically, the registration of such meter shall be corrected at the rate of such inaccuracy for any period which is definitely known or agreed upon. In the event the period is not definitely known or agreed upon, such correction shall be for a period extending back one-half (1/2) of the time elapsed since the date of the last calibration. Following any test, measurement equipment found inaccurate shall be immediately restored by Transporter as closely as possible to a condition of accuracy. If any measurement equipment is out of service or out of repair for any reason so that the amount of Gas delivered cannot be estimated or computed from the reading thereof, the amount of Gas delivered through such meter during the period such meter is out of service or out of repair shall be estimated and agreed upon by Transporter and Shipper upon the basis of the best data available using the first of the following methods which is feasible:
13.6.1    by using the registration of any check meters if installed and accurately registering;
13.6.2    by correcting the error if the percentage of error is ascertainable by calibration, test or mathematical calculation; or
13.6.3    by estimating the quantity of deliveries by comparison with deliveries during preceding period under similar conditions when the meter was registering accurately.
13.7    Measurement Volume Computations
13.7.1    Units of measurement shall be determined in MMBtu derived from the calculation of gas volume (Mcf) and gas heating value (Btu/ft³), both at identical base conditions of temperature and pressure. The unit of volume of Gas shall be one (1) standard cubic foot at an absolute pressure of fourteen and sixty-five hundredths pounds per square inch absolute (14.65 Psia) and at a temperature of sixty degrees Fahrenheit (60°F).
13.7.2    Atmospheric pressure shall be assumed to be the pressure value as reasonably determined by Transporter for the county in which each of the Receipt Point(s) and Delivery Point(s) is located pursuant to generally accepted industry practices, but not less than twelve and nine-tenths (12.9) Psia nor more than fourteen and seven-tenths (14.7) Psia irrespective of the actual atmospheric pressure at such points from time to time.
13.7.3    All metered volumes shall be computed in accordance with the standards set forth in Section 13.1 above.
13.8    Records of calibration and or proving and data associated with the volume calculation are the property of the Metering Party who will keep all such records and data on file for a period of not less than two (2) years. Upon request, the Metering Party will make available to the Non-Metering Party records of calibration and or testing and data associated with the volume calculation, subject to return within thirty (30) Days after receipt thereof.
13.9    Transporter shall sample and determine the Gross Heating Value, Relative Density and Compressibility received at the Receipt Point(s) or Delivery Point(s) utilizing the following standards:
13.9.1    Gas Processors Association (GPA) 2166 - Obtaining Natural Gas Samples for Analysis by Gas.
13.9.2    Gas Processors Association (GPA) 2261 - Analysis for Natural Gas and Similar Gaseous

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Mixtures by Gas Chromatography.
13.9.3    Gas Processors Association (GPA) 2145 - Physical Constants for Paraffin Hydrocarbons and Other Components of Natural Gas.
13.9.4    Gas Processors Association (GPA) 2172 - Calculation of Gross Heating Value, Relative Density, and Compressibility of Natural Gas Mixtures from Compositional Analysis.
13.10    Transporter shall sample the flowing gas stream utilizing one of the following methods:
13.10.1    On-line Chromatography;
13.10.2    Accumulated Sample - If this method is utilized, the application of gas quality in the volume calculation will be during the time period the gas sample was accumulated;
13.10.3    Spot Sample - If this method is utilized, the application of gas quality in the volume calculation will be the time period beginning on the date the sample was obtained until the next sample is obtained.
14.     BILLING, ACCOUNTING, AND REPORTS.
14.1    On or before the fifteenth (15th) Day of each Month, Transporter will render, a statement to Shipper setting forth, in terms of MMBtu, the total volume and quantity of Gas received hereunder at the Receipt Point(s), the volume of Gas retained by Transporter, and the quantity of Gas delivered hereunder at the Delivery Point(s) during the immediately preceding Month and the amount payable therefore. Shipper agrees to pay Transporter by wire transfer in immediately available funds (identifying the invoice number) the full amount payable according to such statement on or before the later of the twenty-fifth (25th) Day of the Month in which the statement is rendered or ten (10) Days following the receipt thereof by Shipper. In the event such quantities are estimated for any period, corrected statements shall be rendered by Transporter to Shipper and paid by Shipper or credited by Transporter, as the case may be, in each instance in which the actual quantity received or delivered hereunder with respect to a Month shall be determined to be at variance with the estimated quantity theretofore made the basis of billing and payment hereunder. If an error is discovered in the amount billed in any statement rendered by Transporter, then such error will be adjusted within thirty (30) Days of the discovery of the error.
14.2    If a bona fide dispute arises as to the amount payable in any statement rendered, then Shipper will nevertheless pay the undisputed amount payable to Transporter under the statement rendered pending resolution of the dispute. Upon resolution of such dispute, Shipper will pay any monies owed Transporter per the terms of this Section 14.
14.3    In addition to all other remedies available to Transporter, should Shipper fail to pay any amount when the same becomes due, Shipper shall pay interest on outstanding balances accruing thereon at a rate equal to the prime rate from time to time in effect and charged by the Citibank, N.A., New York, New York or its successor, plus two percent (2%) per annum, (but in no event greater than the maximum rate of interest permitted by law) with adjustments in such rate to be made on the same Day as any change in such prime rate, for any period during which the same shall be overdue, such interest to be paid when the amount past due is paid. Each party hereto or its representative shall have the right at all reasonable times to examine and copy the books and records of the other party to the extent necessary to confirm the performance of any obligation made under or pursuant to the Service Agreement and any applicable Confirmation or verify the accuracy of any statement, charge, computation or demand made under or pursuant to the Service Agreement and any applicable Confirmation. Any statement shall be final as to all parties unless questioned within two (2) years after payment thereof has been made.

CONFIDENTIAL TREATMENT REQUESTED

15.     RESPONSIBILITY.
15.1    Shipper shall be deemed to be in control and possession of the Gas prior to the receipt of the Gas by Transporter at the Receipt Point and after its delivery to Shipper or for Shipper’s account at the Delivery Point(s). Transporter shall be deemed to be in control and possession of the Gas after its receipt by Transporter at the Receipt Point and prior to its delivery to Shipper or for Shipper’s account at the Delivery Point(s). The party in control and possession of the Gas will be responsible for and shall indemnify the other party, including the party’s affiliates and their officers, directors, agents and employees, with respect to any losses, injuries, claims, liabilities, demands, damages, expenses, reasonable attorneys’ fees and court costs caused thereby by accident, incident or otherwise or on account of royalties, taxes, payments, or other charges applicable and occurring while the Gas is deemed to be in its control or possession. Such indemnification shall not extend to claims made that are attributable to the delivery by Shipper to Transporter of Gas that does not meet the Quality Specifications contained herein; provided however that in any instance where Shipper, without prior written consent of Transporter, delivers Gas that does not meet the Quality Specifications herein, Shipper shall indemnify Transporter for any claims, losses, or damages resulting from the delivery of such out of specification Gas. Each party hereto covenants that with respect to the Gas delivered or redelivered by it hereunder, it will indemnify and save the other party harmless from and against any and all suits, actions, causes of action, claims and demands arising from or out of any adverse claims by third parties claiming ownership of or an interest in the Gas so delivered or redelivered. Notwithstanding the foregoing, neither party shall be indemnified for its own negligence, and the parties acknowledge and agree that Shipper shall at all times have all lawful right and/or title to all Gas transported hereunder. Subject to the other terms and conditions of this Statement of Operating Conditions, the Service Agreement and any applicable Confirmation, each party has the right to treat, process, and/or dehydrate the Gas prior to delivering said Gas to the other party.
15.2    Shipper agrees to reimburse Transporter upon invoice for the full amount of any taxes or charges (of every kind and character except corporate franchise and excess profits taxes and taxes measured by net income) levied, assessed or fixed by any municipal or governmental authority against Transporter or its business in connection with or attributable to the volumes, value or gross receipts from the transportation of the Gas received from Shipper hereunder or against such Gas itself or the act, right or privilege of ownership, production, severance, handling, transmission, compression, treating, distribution, sale, delivery or redelivery of such Gas, whether such tax or charge is based upon the volume, value or gross receipts from the transportation of such Gas or upon some other basis.
16.     FORCE MAJEURE.
16.1    If either party is rendered unable, wholly or in part, by Force Majeure (defined below) or other causes herein specified, to carry out its obligations under the Service Agreement and any applicable Confirmation, other than the obligation to make payment of amounts due hereunder, it is agreed that on such party’s promptly giving notice and reasonably full particulars of such Force Majeure in writing or facsimile or by email to the other party within a reasonable time after the occurrence of the cause relied on, then the obligations of the party giving such notice, so far as such obligations are affected by such Force Majeure or other causes herein specified, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall so far as possible be remedied with all reasonable dispatch.
16.2    The term Force Majeure as employed herein means, to the extent not reasonably within the control of the party claiming suspension and which, by the exercise of reasonable diligence, such party is unable to prevent or overcome: acts of God; strikes, lockouts or other industrial disturbances; acts of the public enemy; sabotage; wars; blockades; insurrections; riots; acts of terror; epidemics; landslides; lightning; earthquakes; fires; storms; storm warnings; hurricanes; floods; washouts; arrests and restraints

CONFIDENTIAL TREATMENT REQUESTED

of the government and people, either federal or state, civil or military; civil disturbances; explosions; breakage; breakdown or accident to machinery, equipment or lines of pipe; the necessity of altering, maintaining, inspecting, replacing, changing the size of, substituting or removing pipelines or appurtenant facilities; freezing of wells or lines of pipe or other delivery facilities; electric power unavailability or shortages; and any other causes, whether of the kind herein enumerated or otherwise, not reasonably within the control of the party claiming suspension, and which by the exercise of due diligence such party is unable, wholly or in part, to prevent or overcome. Such term likewise includes (1) in those instances where either party hereto is required to obtain servitudes, right-of- way grants, permits or licenses to enable such party to fulfill its obligations hereunder, the inability of such party to acquire, or the delays on the part of such party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such servitudes, right-of-way grants or licenses, (2) in those instances where either party hereto is required to furnish materials and supplies for the purpose of constructing or maintaining facilities or is required to secure permits or permission from any governmental agency (federal, state or municipal, civil or military) to enable such party to fulfill its obligations hereunder, the inability of such party to acquire or the delays on the part of such party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such materials and supplies, permits and permissions, (3) curtailment or interruption of deliveries, receipts or services by third party purchasers, suppliers or customers as a result of an event of Force Majeure, or a breach by such third party purchasers, suppliers or customers, and (4) failure of transportation or other facilities upstream of the Receipt Point(s) and/or failure of transportation or other facilities downstream of the Delivery Point(s). It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty and that the above requirement that any Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is inadvisable in the discretion of the party having the difficulty.
16.3    Notwithstanding anything herein to the contrary, neither party shall be entitled to the benefits of Section 16.1 to the extent the event of Force Majeure is caused or affected by any or all of the following circumstances: (i) the party claiming excuse failed to remedy the condition and to resume the performance of its covenants or obligations with reasonable dispatch; or (ii) economic hardship, to include, without limitation, Shipper’s ability to sell its Gas at a higher or more advantageous price to a market not requiring the transportation services contracted for herein; or (iii) the loss of Shipper’s market or Shipper’s inability to use or resell Gas transported hereunder (except as provided for under Section 16.2); or (iv) the loss or failure of Shipper’s Gas supply (except as provided for under Section 16.2) or depletion of reserves; provided however such Force Majeure shall not relieve Shipper from any obligations for dedications or commitments of Gas to Transporter made under or pursuant to the Service Agreement or any applicable Confirmation.
16.4    Either party may partially or entirely interrupt its performance hereunder for the purpose of making necessary or scheduled inspections, alterations and repairs which are described as a maintenance event, but only for such time as may be reasonable and unavoidable; and the party requiring such relief shall give to the other party five (5) Days notice of its intention to suspend its performance hereunder, except in cases of emergency where such notice is impracticable and shall endeavor to arrange such interruption so as to inconvenience the other party as little as possible. Should a Force Majeure or maintenance event occur, the volumes to be delivered and/or received at the Receipt Point(s) and Delivery Point(s) by Transporter must be balanced with the hourly and daily nominated quantities.
17.    LAWS AND REGULATIONS.
17.1    Transporter’s transportation services are subject to all present and future valid laws and lawful orders of all State and Federal regulatory authorities now or hereafter having jurisdiction over the parties and the services or facilities used to provide such services. The Service Agreement and any

CONFIDENTIAL TREATMENT REQUESTED

applicable Confirmation are expressly made subject to any and all rate filings made by Transporter and approved by any state regulatory body as such may be amended from time to time. Transporter will have the right to propose to the TRC or other governing regulatory body such changes in its rates and terms of service at any time as it deems necessary, and Shipper’s Service Agreement and any applicable Confirmation will be deemed to include any changes that are made effective pursuant to order or regulation or provisions of law, without prejudice to Shipper’s right to protest the same. In the event of a conflict between (i) this Statement of Operating Conditions and/or the rules and regulations of the TRC, (ii) the applicable Confirmation, and (iii) the Service Agreement, the terms of the documents shall govern in the order listed in this sentence from (i) to (iii).
17.2.     Shipper warrants that at all times during the term of the Service Agreement or any applicable Confirmation, Shipper will commit no action or omission that will cause the transportation service provided to Shipper to fail to comply with all applicable rules and regulations of the applicable regulatory agencies.
17.3    Law and Venue. THIS STATEMENT OF OPERATING CONDITIONS, THE SERVICE AGREEMENT, ANY CONFIRMATIONS AND THE RIGHTS OF TRANSPORTER AND SHIPPER HEREUNDER AND THEREUNDER MUST BE INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT NO LAW, THEORY OR PUBLIC POLICY SHALL BE GIVEN EFFECT WHICH WOULD UNDERMINE, DIMINISH OR REDUCE THE EFFECTIVENESS OF EACH PARTY’S WAIVER OF SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, OR CONSEQUENTIAL DAMAGES SET FORTH IN SECTION 18.7, IT BEING THE EXPRESS INTENT, UNDERSTANDING, AND AGREEMENT OF THE PARTIES THAT SUCH WAIVERS ARE TO BE GIVEN THE FULLEST EFFECT, NOTWITHSTANDING ANY PRE-EXISTING CONDITION OR THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT), GROSS NEGLIGENCE, WILLFUL MISCONDUCT, STRICT LIABILITY, OR OTHER LEGAL FAULT OF ANY PARTY HERETO, OR OTHERWISE. TRANSPORTER AND SHIPPER AGREE TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS IN HARRIS COUNTY, TEXAS AND AGREE THAT ANY ACTION, SUIT, OR PROCEEDING CONCERNING, RELATED TO, OR ARISING OUT OF THIS STATEMENT OF OPERATING CONDITIONS OR THE SERVICE AGREEMENT OR CONFIRMATION WILL BE BROUGHT ONLY IN A FEDERAL OR STATE COURT IN HARRIS COUNTY, TEXAS AND NEITHER TRANSPORTER NOR SHIPPER MAY RAISE ANY DEFENSE OR OBJECTION OR FILE ANY MOTION BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, INCONVENIENCE OF THE FORUM, OR THE LIKE, IN ANY CASE FILED IN A FEDERAL OR STATE COURT IN HARRIS COUNTY, TEXAS.
18.    MISCELLANEOUS.
18.1    Assignment and Transfer. This Statement of Operating Conditions, the Service Agreement and its applicable Confirmation are binding upon and will inure to the benefit of the parties and their respective successors, assigns and legal representatives. However, neither party may assign or transfer the Service Agreement and any applicable Confirmation, or any benefit or obligation arising thereunder, without first obtaining the other party’s prior written consent, which consent will not be unreasonably withheld or delayed; provided, either party may transfer its interests, rights and obligations under the Service Agreement and any applicable Confirmation without the other party’s consent to (i) any parent, affiliate, or any successor in interest to all or a portion of the assigning party’s assets, provided the assignee is creditworthy, as determined in the non-assigning party’s reasonable commercial opinion and in a not unduly discriminatory

CONFIDENTIAL TREATMENT REQUESTED

manner, or (ii) any individual, bank, trustee, company, or corporation as security for any note, notes, bonds, or other obligations or securities of such assignor. Any purported transfer or assignment without required consent will be a breach of the Service Agreement and its applicable Confirmation.
18.2    Waiver of Breaches, Defaults, or Rights. No waiver by either party of any one or more breaches, defaults, or rights under any provisions of the Statement of Operating Conditions, the Service Agreement, or any applicable Confirmation will operate or be construed as a waiver of any other breaches, defaults, or rights, whether of a like or of a different character. By providing written notice to the other party, either party may assert any right not previously asserted hereunder or thereunder or may assert its right to object to a default not previously protested. Transporter reserves the right to vary its operations from this Statement of Operating Conditions from time to time on a non-discriminatory basis, provided such variance does not impair, diminish or reduce Transporter’s performance and its obligations to Shipper under the Service Agreement and any applicable Confirmation, and the parties agree that if it does so it will not be deemed to have waived its right subsequently to enforce the provisions of the Statement of Operating Conditions. Variances from the terms of the Statement of Operating Conditions, Service Agreement, or any applicable Confirmation shall not be considered to amend or alter the construction or interpretation of the Service Agreement or any applicable Confirmation. Except as specifically provided herein, in the Service Agreement or in any applicable Confirmation, in the event of any dispute under this Statement of Operating Conditions, the Service Agreement, or any applicable Confirmation, the parties will, notwithstanding the pendency of such dispute, diligently proceed with the performance of the Service Agreement and applicable Confirmation without prejudice to the rights of either party.
18.3    Remedy for Breach.     Except as otherwise specifically provided herein, if either party fails to perform any of the material covenants or obligations imposed upon it in this Statement of Operating Conditions, the Service Agreement, or its applicable Confirmation (except where such failure is excused under the Force Majeure or other provisions hereof or thereof), then the other party may, at its option (without waiving any other remedy for breach hereof), by notice in writing specifying the default that has occurred, indicate such party’s intention to terminate the Service Agreement and any applicable Confirmation by reason thereof. The party in default will have thirty (30) Days from receipt of such notice to remedy such material default, and upon failure to do so, the non-defaulting party may elect to immediately terminate the Service Agreement and its applicable Confirmation. Notwithstanding the foregoing, Shipper’s failure to pay Transporter within a period of ten (10) Days following Shipper’s receipt of written notice from Transporter advising of such failure to make payment in full within the time specified previously herein, will be a default that gives Transporter the right to immediately terminate the Service Agreement and any applicable Confirmation, unless such failure to pay such amounts is the result of a bona fide dispute between the parties regarding such amounts and Shipper timely pays all amounts not in dispute. Termination will be an additional remedy and will not prejudice the right of the party not in default: (i) to collect any amounts due it for any damage or loss suffered by it, and (ii) will not waive any other remedy to which the party not in default may be entitled for breach of this Statement of Operating Conditions, the Service Agreement, or any applicable Confirmation.
18.4    Entirety. This Statement of Operating Conditions, the Exhibits, each Service Agreement, and Confirmation constitute the entire agreement between the parties covering the subject matter hereof, and there are no agreements, modifications, conditions, or understandings, written or oral, express or implied, pertaining to the subject matter hereof that are not contained herein or therein.
18.5    Headings. The captions or headings preceding the various parts of this Statement of Operating Conditions are inserted and included solely for convenience and will never be considered or given any effect in construing this Statement of Operating Conditions, or in connection with the intent, duties, obligations, or liabilities of Transporter and Shipper.

CONFIDENTIAL TREATMENT REQUESTED

18.6    Third Parties. Nothing contained in this Statement of Operating Conditions, the Service Agreement, or any applicable Confirmation, either express or implied, confers any rights, remedies, or claims upon any person or entity not a party to the Service Agreement or any applicable Confirmation, other than the successors or permitted assigns of the parties.
18.7    Limitation on Damages. NOTWITHSTANDING ANYTHING IN THIS STATEMENT OF OPERATING CONDITIONS, SERVICE AGREEMENT OR ANY CONFIRMATION TO THE CONTRARY, IN NO EVENT WILL TRANSPORTER OR SHIPPER BE LIABLE TO THE OTHER FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO THE LOSS OF USE OR LOST PROFITS, RESULTING FROM OR ARISING OUT OF THIS STATEMENT OF OPERATING CONDITIONS, THE SERVICE AGREEMENT OR ANY CONFIRMATION, IRRESPECTIVE OF WHETHER CLAIMS OR ACTIONS FOR SUCH DAMAGES ARE BASED ON CONTRACT, TORT, WARRANTY, NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE), GROSS NEGLIGENCE, STRICT LIABILITY, OR OTHER LEGAL FAULT OF SUCH PARTY, UNDER ANY INDEMNITY PROVISION, OR OTHERWISE.
18.8    Counterparts. The Service Agreement and any applicable Confirmations, may be executed in any number of counterparts, each of which will be deemed to be an original and all of which will constitute one and the same agreement.
18.9    Exhibits. The following exhibits are attached to this Statement of Operating Conditions and are incorporated by this reference:
Exhibit A    Form of Service Agreement - Interruptible Service
Exhibit B    Form of Service Agreement - Firm Service
Exhibit C    Form of Confirmation

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT “A”
TO
STATEMENT OF OPERATING CONDITIONS

INTRASTATE INTERRUPTIBLE NATURAL GAS TRANSPORTATION SERVICE AGREEMENT

CONTRACT NO: ____________________
THIS INTRASTATE INTERRUPTIBLE NATURAL GAS TRANSPORTATION SERVICE AGREEMENT (the “Service Agreement”) is entered into effective __________, 20__, (“Commencement Date”) by and between ALPINE HIGH PIPELINE LLC a Delaware limited liability company (hereinafter referred to as “Transporter”), and ______________, a ____________ (hereinafter referred to as “Shipper”), both hereinafter collectively referred to as the “Parties”, and individually as a “Party”. In consideration of the mutual covenants herein contained, the Parties agree as follows:

1.
Shipper has requested a Service Agreement from Transporter pursuant to the provisions of Transporter’s Statement of Operating Conditions Applicable to Intrastate Transportation Service (the “Statement of Operating Conditions”) incorporated herein by reference and attached hereto as Appendix “A”.

2.
Transporter has approved Shipper’s request for a Service Agreement and will provide interruptible transportation service for Shipper pursuant to the terms of this Service Agreement and its Confirmation(s). The Shipper shall have the ability to transport under any Confirmation then in effect under this Service Agreement.

3.
The transportation service provided under this Service Agreement and its Confirmation(s) shall be subject solely to regulation by TRC under the applicable Texas laws and the rules and regulations TRC has promulgated with respect thereto, and the provisions of Transporter’s Statement of Operating Conditions, which are incorporated herein by reference, as if fully set forth herein. The transportation service provided in this Service Agreement and its Confirmations are not subject to the Federal Energy Regulatory Commission’s (“FERC”) regulations under the Natural Gas Act of 1938, as amended (the “NGA”).

4.
Shipper represents and warrants that (i) it has all lawful rights and/or title to all Gas delivered by it hereunder for its account, that it has the right to deliver same hereunder, and that such Gas is free from liens and adverse claims of every kind; (ii) it has arranged for the delivery and/or receipt by any necessary third party transporter(s) of the gas to be transported hereunder; and (iii) all Gas delivered to Transporter hereunder will be produced in the State of Texas from reserves not dedicated or committed to interstate commerce, and that the Gas which Shipper delivers or receives hereunder will not have been or be sold, consumed, transported or otherwise utilized in interstate commerce at any point upstream of the Receipt Points or downstream of the Delivery Points, and that such Gas has not been nor will it be commingled at any point upstream of the Receipt Points or downstream of the Delivery Points with other Gas which is or may be sold, consumed, transported or otherwise utilized in interstate commerce, in such a manner which will subject the Gas transported under this Service Agreement or Transporter’s or its designee’s pipeline system, or any portion thereof, to the jurisdiction of the FERC or any successor authority under the NGA. Shipper hereby indemnifies and holds harmless Transporter from all suits, actions, losses, expenses (including attorneys’ fees), and regulatory proceedings arising out of or in connection with a breach of the representations and

CONFIDENTIAL TREATMENT REQUESTED

warranties made by Shipper above.

5.	Service Level:
As shown in the applicable Confirmation

6.	Gas received by Transporter hereunder will be received at the following Receipt Point(s): As shown in the applicable Confirmation

7.	Gas delivered by Transporter to Shipper will be delivered at the following Delivery Point(s): As shown in the applicable Confirmation

8.	Shipper’s Maximum Daily Contract Quantity:
As shown in the applicable Confirmation

9.	Transportation Rate(s):
As shown in the applicable Confirmation

10.	Retention Volume:
As shown in the applicable Confirmation

11.	Term:
As shown in the applicable Confirmation

12.	Addresses for Notices and Payments:

TRANSPORTER:	SHIPPER:
For Notices/Correspondence:	Notices/Correspondence:
Alpine High Pipeline LLC
Attn: Commercial Operations
17802 IH-10 West
Suite 300
San Antonio, TX 78257
Email: CommercialOperations@apachecorp.com

For Accounting Matters:	For Accounting Matters:
Attn: Manager of Gas Accounting
2000 Post Oak Blvd, suite 100
Houston, Texas 77056-4400
Phone: 713-296-7147
Attn: Manager of Gas Accounting

CONFIDENTIAL TREATMENT REQUESTED

For Payments:	For Payments by Check:
c/o Apache Corporation
PO Box 840133
Dallas, TX 75284-0133
Payments by Wire Transfer:	Payments by Wire Transfer:
c/o Apache Corporation
Bank: CITIBANK, N.A.
ABA No.: 021000089
Account: APACHE CORPORATION
Account No.: 3083-7389

For Scheduling/Nominations:	For Scheduling/Nominations:
Alpine High Pipeline LLC
Attn: Manager of Commercial Operations
17802 IH-10 West
Suite 300
San Antonio, TX 78257
Phone: 210-447-5629
Email: CommercialOperations@apachecorp.com

For Gas Control:	For Gas Control:
Alpine High Pipeline LLC
Attn: Gas Control
210-447-5600 (24/7)
800-548-8090 (24/7)
Email: fusioncenter.midstream@apachecorp.com

13.    Other Provisions:

ALPINE HIGH PIPELINE LLC                    INSERT SHIPPER NAME

By: ___________________________                By:__________________________
Name: Bob W. Bourne                        Name: _______________________
Title: VP, Business Development - Midstream & Marketing        Title: ________________________

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT “B” TO
STATEMENT OF OPERATING CONDITIONS

INTRASTATE FIRM NATURAL GAS TRANSPORTATION SERVICE AGREEMENT

CONTRACT NO: __________________
THIS INTRASTATE FIRM NATURAL GAS TRANSPORTATION SERVICE AGREEMENT (the “ Service Agreement”) is entered into effective ______, 20__, (“Commencement Date”) by and between ALPINE HIGH PIPELINE LLC a Delaware limited liability company (hereinafter referred to as “Transporter”), and _______________, a ____________ (hereinafter referred to as “Shipper”), both hereinafter collectively referred to as the “Parties”, and individually as a “Party”. In consideration of the mutual covenants herein contained, the Parties agree as follows:

1.
Shipper has requested a Service Agreement from Transporter pursuant to the provisions of Transporter’s Statement of Operating Conditions Applicable to Intrastate Transportation Service (the “Statement of Operating Conditions”) incorporated herein by reference and attached hereto as Appendix “A”.

2.
Transporter has approved Shipper’s request for a Service Agreement and will provide firm transportation service for Shipper pursuant to the terms of this Service Agreement and its Confirmation(s). The Shipper shall have the ability to transport under any Confirmation then in effect under this Service Agreement.

3.
The transportation service provided under this Service Agreement and its Confirmation(s) are subject to applicable Texas laws and the rules and regulations TRC has promulgated with respect thereto, and the provisions of Transporter’s Statement of Operating Conditions, which are incorporated herein by reference, as if fully set forth herein. The transportation service provided in this Service Agreement and its Confirmations are not subject to the Federal Energy Regulatory Commission’s (“FERC”) regulations under the Natural Gas Act of 1938, as amended (the “NGA”).

4.
Shipper represents and warrants that (i) it has all lawful rights and/or title to all Gas delivered by it hereunder for its account, that it has the right to deliver same hereunder, and that such Gas is free from liens and adverse claims of every kind; (ii) it has arranged for the delivery and/or receipt by any necessary third party transporter(s) of the gas to be transported hereunder; and (iii) all Gas delivered to Transporter hereunder will be produced in the State of Texas from reserves not dedicated or committed to interstate commerce, and that the Gas which Shipper delivers or receives hereunder will not have been or be sold, consumed, transported or otherwise utilized in interstate commerce at any point upstream of the Receipt Points or downstream of the Delivery Points, and that such Gas has not been nor will it be commingled at any point upstream of the Receipt Points or downstream of the Delivery Points with other Gas which is or may be sold, consumed, transported or otherwise utilized in interstate commerce, in such a manner which will subject the Gas transported under this Service Agreement or Transporter’s or its designee’s pipeline system, or any portion thereof, to the jurisdiction of the FERC or any successor authority under the NGA. Shipper hereby indemnifies and holds harmless Transporter from all suits, actions, losses, expenses (including attorneys’ fees), and regulatory proceedings arising out of or in connection with a breach of the representations and warranties made by Shipper above.

CONFIDENTIAL TREATMENT REQUESTED

5.	Service Level:
As shown in the applicable Confirmation

6.	Gas received by Transporter hereunder will be received at the following Receipt Point(s): As shown in the applicable Confirmation

7.	Gas delivered by Transporter to Shipper will be delivered at the following Delivery Point(s):
As shown in the applicable Confirmation

8.	Shipper’s Maximum Daily Contract Quantity:
As shown in the applicable Confirmation

9.	Transportation Rate(s):
As shown in the applicable Confirmation

10.	Retention Volume:
As shown in the applicable Confirmation

11.	Term:
As shown in the applicable Confirmation

12.	Addresses for Notices and Payments:

TRANSPORTER:	SHIPPER:
For Notices/Correspondence:	Notices/Correspondence:
Alpine High Pipeline LLC
Attn: Commercial Operations
17802 IH-10 West
Suite 300
San Antonio, TX 78257
Email: CommercialOperations@apachecorp.com

For Accounting Matters:	For Accounting Matters:
Attn: Manager of Gas Accounting
2000 Post Oak Blvd, suite 100
Houston, Texas 77056-4400
Phone: 713-296-7147
Attn: Manager of Gas Accounting

CONFIDENTIAL TREATMENT REQUESTED

For Payments:	For Payments by Check:
c/o Apache Corporation
PO Box 840133
Dallas, TX 75284-0133
Payments by Wire Transfer:	Payments by Wire Transfer:
c/o Apache Corporation
Bank: CITIBANK, N.A.
ABA No.: 021000089
Account: APACHE CORPORATION
Account No.: 3083-7389

For Scheduling/Nominations:	For Scheduling/Nominations:
Alpine High Pipeline LLC
Attn: Manager of Commercial Operations
17802 IH-10 West
Suite 300
San Antonio, TX 78257
Phone: 210-447-5629
Email: CommercialOperations@apachecorp.com

For Gas Control:	For Gas Control:
Alpine High Pipeline LLC
Attn: Gas Control
210-447-5600 (24/7)
800-548-8090 (24/7)
Email: fusioncenter.midstream@apachecorp.com
13.Other Provisions:

ALPINE HIGH PIPELINE LLC                    INSERT SHIPPER NAME

By: ___________________________                By:__________________________
Name: Bob W. Bourne                        Name: _______________________
Title: VP, Business Development - Midstream & Marketing        Title: ________________________

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT “C” TO
STATEMENT OF OPERATING CONDITIONS
FORM OF CONFIRMATION

INTRASTATE CONFIRMATION

BASE AGREEMENT: Intrastate Natural Gas Transportation Service Agreement dated __________

CONTRACT NUMBER:

CONFIRMATION NUMBER:

SHIPPER:

TRANSPORTER: ALPINE HIGH PIPELINE LLC

SERVICE LEVEL: Interruptible: _______    Firm: ________

Authorized Overrun Service: _________

This Confirmation constitutes part of and is subject to the Service Agreement and the Statement of Operating Conditions (collectively, the “Agreement”). All capitalized terms not defined herein shall have the meaning ascribed to such terms in the Statement of Operating Conditions and Service Agreement.

RECEIPT POINT(S):
DELIVERY POINT(S):
MAXIMUM DAILY CONTRACT QUANTITY:

TRANSPORTATION RATE(S):

CONFIDENTIAL TREATMENT REQUESTED

RETENTION VOLUME: Transporter will retain from the volumes of Gas delivered by Shipper hereunder at each Receipt Point(s) at no cost to Transporter, a volume of Gas allocated ratably to Shipper of all Gas used as fuel, lost, and unaccounted for Gas, associated with the operation, maintenance and repair of the Alpine High Pipeline System (all of the foregoing, collectively, the “Retention Volume”).
TERM:

OTHER PROVISIONS:

ALPINE HIGH PIPELINE LLC                    INSERT SHIPPER NAME

By: ___________________________                By:__________________________
Name: Bob W. Bourne                        Name: _______________________
Title: VP, Business Development - Midstream & Marketing        Title: ________________________

CONFIDENTIAL TREATMENT REQUESTED

AMENDMENT TO
INTRASTATE FIRM CONFIRMATION DATED APRIL 1, 2017
CONTRACT NO: 1000-001-1
CONFIRMATION NO: 1000-001-1-103

THIS AMENDMENT is entered into as of May 18, 2018, by and between Apache Corporation (“Shipper”) and Alpine High Pipeline LLC (“Transporter”).
WHEREAS, Shipper and Transporter entered into that Intrastate Firm Natural Gas Transportation Service Agreement, Contract Number: 1000-001-1, and Intrastate Firm Confirmation, Confirmation Number 1000-001-1-101, both dated April 1, 2017, as amended ( the “Service Agreement” and “Confirmation” respectively); and
WHEREAS, the Shipper and Transporter desire to amend, restate, and replace the Confirmation.
NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Shipper and Transporter agree to amend, restate, and replace the Confirmation as follows:

1.	The Confirmation is amended, restated, and replaced with the Confirmation attached hereto and incorporated herein as Appendix “A”.
This Amendment shall be effective as of May 1, 2018.
Except as specifically amended herein, the terms and conditions of the Service Agreement and Confirmation shall remain in full force and effect as written.
IN WITNESS WHEREOF, the parties have duly executed and exchanged duplicate originals of this Amendment to the Confirmation by their respective officers or other person duly authorized to do so.

ALPINE HIGH PIPELINE LLC            APACHE CORPORATION

Accepted and Agreed                Accepted and Agreed
This 18th day of May 2018            This 18th day of May 2018

By: /s/ Robert W. Bourne            By: /s/ Brian W. Freed
Title: VP, Bus. Dev. - Midstream        Title: SVP Midstream & Marketing
& Marketing

CONFIDENTIAL TREATMENT REQUESTED

INTRASTATE FIRM CONFIRMATION
Amended and Restated effective May 1, 2018

BASE AGREEMENT: Intrastate Firm Natural Gas Transportation Service Agreement
dated April 1, 2017

CONTRACT NUMBER: 1000-001-1

CONFIRMATION NUMBER: 1000-001-1-102

SHIPPER: APACHE CORPORATION

TRANSPORTER: ALPINE HIGH PIPELINE LLC

SERVICE LEVEL: Interruptible: _______    Firm: ___X_____

Authorized Overrun Service: ____X_____

This Confirmation constitutes part of and is subject to the Service Agreement and the Statement of Operating Conditions (collectively, the “Agreement”). All capitalized terms not defined herein shall have the meaning ascribed to such terms in the Statement of Operating Conditions and Service Agreement.

RECEIPT POINT(S): All existing and future interconnects between Transporter and (i) Alpine High Gathering LLP, (ii) Alpine High Processing LLP, (iii) Comanche Trail Pipeline LLC, (iv) Oneok Roadrunner Pipeline LLC, (v) Trans-Pecos Pipeline, LLC, and (vi) any other intrastate pipelines.
DELIVERY POINT(S): All existing and future interconnects between Transporter and (i) Apache Corporation, (ii) Alpine High Gathering LLP, (iii) Alpine High Processing LLP, (iv) Comanche Trail Pipeline LLC, (v) Oneok Roadrunner Pipeline LLC, (vi) Trans-Pecos Pipeline, LLC, (vii) Trans-Pecos Waha Header, (viii) Gulf Coast Express Pipeline, LLC, (ix) Whitewater Midstream LLC, (x) Alpine High NGL Pipeline LLC, and (xi) any other intrastate pipelines.
MAXIMUM DAILY CONTRACT QUANTITY:

▪	Dedicated Area MDCQ - See Exhibit “A-2” attached hereto and incorporated herein.

▪
Non-Dedicated Area MDCQ - the amount of Gas from outside the Dedicated Area (defined below) that Transporter determines it can transport on a Firm basis, such amount to be determined when Shipper submits a nomination to Transporter.

APPENDIX "A" - 1

CONFIDENTIAL TREATMENT REQUESTED

TRANSPORTATION RATE(S):

▪
For all Gas delivered at the Delivery Points (up to the Dedicated Area MDCQ) that was produced from the Dedicated Area (defined below), Shipper shall pay Transporter a Commodity Fee equal to $0.13 per MMBtu for all such Gas delivered at a the Delivery Point(s).

▪
For all Gas delivered at the Delivery Points (up to the Non-Dedicated Area MDCQ) that was produced outside of the Dedicated Area (defined below), Shipper shall pay Transporter (i) a Demand Fee equal to $0.12 per MMBtu multiplied by the Non-Dedicated Area MDCQ times the number of Days in the Month and (ii) a Commodity Fee equal to $0.01 per MMBtu for all such Gas delivered at the Delivery Point(s).

RETENTION VOLUME: Transporter will retain from the volumes of Gas delivered by Shipper hereunder at each Receipt Point(s) at no cost to Transporter, a volume of Gas allocated ratably to Shipper of all Gas used as fuel, lost, and unaccounted for Gas, associated with the operation, maintenance and repair of the Alpine High Pipeline System (all of the foregoing, collectively, the “Retention Volume”).
TERM: This Confirmation is effective as of April 1, 2017, and shall continue through March 31, 2032 (the “Term”). The Term shall automatically extend by five (5) years (the “First Extension”) unless Shipper, by the delivery of written notice to Transporter no later than March 31, 2031, makes an irrevocable election not to extend the Term by five (5) years. If Shipper exercises the First Extension (which, for certainty, shall be deemed to have been exercised automatically unless Shipper makes the irrevocable election not to extend the Term as contemplated in the immediately preceding sentence), the Term shall automatically extend by an additional five (5) years (the “Second Extension”) unless Shipper, by the delivery of written notice to Transporter no later than March 31, 2036, makes an irrevocable election not to extend the Term by an additional five (5) years. For certainty, the Second Extension shall be deemed to have been exercised automatically unless Shipper makes the irrevocable election not to extend the Term as contemplated in the immediately preceding sentence. Following the end of any Second Extension, this Confirmation shall continue in effect for successive extension terms of one (1) year each (each such extension, an “Evergreen Extension”), unless either Party provides written notice of termination to the other Party not less than six (6) Months prior to the end of the Second Extension or the relevant Evergreen Extension, as applicable, in which case this Confirmation shall terminate at the end of the Second Extension or the relevant Evergreen Extension, as applicable. Unless otherwise agreed by Shipper and Transporter in writing, the Dedicated Area MDCQs during any Extension periods will be the applicable Dedicated Area MDCQ in effect on March 31, 2032.

OTHER PROVISIONS:
Subject to the terms and conditions of this Agreement, and solely for the performance of this Agreement, Shipper has agreed to dedicate Gas produced from the Dedicated Area (defined below) for shipment on the Alpine High Pipeline System.

1.	Additional Definitions. the following terms as used in this Confirmation will be construed to have the following scope and meaning:

(i)	“Dedicated Area” means the lands more particularly described on Exhibit “B” attached hereto and incorporated herein.

APPENDIX "A" - 2

CONFIDENTIAL TREATMENT REQUESTED

(ii)
“Interests” means any right, title, or interest in lands which gives the owner thereof the right to produce oil and/or Gas therefrom, whether arising from fee ownership, working interest ownership, mineral ownership, leasehold ownership, farmout or other contractual arrangement or arising from any pooling, unitization, or communitization of any of the foregoing rights.

(iii)
“Prior Dedication” means, as to any Interests acquired by Shipper (or any of its successors or assigns under this Agreement) within the Dedicated Area, whether before or after the Effective Date, any dedication or commitment for some or all services burdening such Interests which is in effect as of the time of any such acquisition.

2.	Dedication. Shipper hereby dedicates for transportation service under this Agreement, and shall deliver or cause to be delivered at the Receipt Point(s) on Transporter’s pipeline system the following:

(i)
all Gas produced and saved from wells now or hereafter located in the Dedicated Area or on lands pooled or unitized therewith, to the extent such Gas is attributable to Interests within the Dedicated Area now owned or hereafter acquired by Shipper and not delivered or used as permitted pursuant to this Agreement; and

(ii)
with respect to wells now or hereafter located within the Dedicated Area or on lands pooled or unitized therewith for which Shipper is the operator, Gas from such wells that is owned by other working interest owners and royalty owners (“Non-Op Gas”) but only to the extent and for the period that Shipper has the right or obligation to market such Non-Op Gas;

provided, however, with respect to any such Gas that is subject to a Prior Dedication, such Gas shall not be subject to the dedication hereunder until the expiration or termination of such Prior Dedication.  Upon the expiration or termination of that Prior Dedication, such additional Interests and such Gas attributable thereto will automatically be subject to the dedication hereunder without any further actions by the Parties. Producer shall notify Processor in writing of any such expiration or termination.

3.
Forecasts. Subject to Transporter’s compliance with the confidentiality and restricted use requirements set forth in Section 7 below, on or before October 1st of each year during the term of this Agreement, Shipper shall deliver to Transporter a 2-Year Forecast with respect to Shipper’s Gas. “2-Year Forecast” shall mean Shipper’s good faith estimate (expressed in Mcf per Day) and associated gas analysis of Shipper’s Gas to be produced from the Dedicated Area and delivered to existing or anticipated Receipt Points for each month for the next two (2) years of the term of this Agreement, which forecast shall be based on Shipper’s most recent engineering and planning data. For sake of clarity, Transporter acknowledges that Shipper shall not at any time be required to deliver any of Shipper’s internal budget information to Transporter. Shipper shall use all commercially reasonable efforts and information available to it to create the 2-Year Forecasts, but, given the inherent nature of the estimates involved in creating such forecasts, Shipper cannot guarantee the accuracy of any 2-Year Forecast.

4.	Shipper’s Reservations.

(i)
Gas for Lessors or Royalty Owners. Shipper shall have the right to utilize Gas as may be required to be delivered to lessors or royalty owners under the terms of leases or other agreements or as required for Shipper’s operations within the Dedicated Area or lands pooled or unitized therewith, as determined by Shipper in its sole discretion.

(ii)	Pooling or Units. Shipper may form, dissolve, and/or participate in pooling agreements or units encompassing all or any portions of the Dedicated Area, as determined by Shipper in its sole discretion.

APPENDIX "A" - 3

CONFIDENTIAL TREATMENT REQUESTED

(iii)
Operational Control of Wells. Shipper reserves the right to operate its leases and wells in any manner that it desires, as determined by Shipper in its sole discretion and free of any control by Transporter, including without limitation, (i) shutting-in, cleaning out, reworking, modifying, deepening, or abandoning any such wells, (ii) using any efficient, modern, or improved method for the production of its wells, (iii) flaring, burning, or venting Gas (with no fees to be associated with such Gas), and (iv) surrendering, releasing, or terminating its leases or Interests at any time; provided that before any well is taken out of service for any reason, Shipper shall first shut-off the well’s connection to the applicable Receipt Point.

(iv)
Well Development and Operations. Shipper reserves the right to use Gas (including its components), above ground or below, to develop and operate its leases and wells, including, without limitation, for Gas lift, fuel, pressure maintenance or other re-injection purposes, secondary and tertiary recovery, drilling or cycling, operation of Shipper’s facilities, and/or any other legitimate use in connection with the development and/or operation of its leases and wells that are now or hereafter become subject to the terms of this Agreement. Additionally, for Gas used for fuel, Shipper has the right to remove liquid hydrocarbons from such Gas by any means as it deems necessary, including via low temperature separation.

(v)
No Obligation to Develop. Notwithstanding anything else in this Agreement that may be construed to the contrary, Shipper reserves the right to develop and operate its leases and wells as it sees fit, in its sole discretion, and Shipper shall have no obligation to Transporter under this Agreement to develop or otherwise produce Gas or other hydrocarbons from any properties owned by it, including any properties now or hereafter located within the Dedicated Area or the lands pooled or unitized therewith.

(vi)	Processing. Shipper reserves the right to process or not process Gas prior to delivering Gas to Transporter at the Receipt Points.

5.	Release from Dedication.

(i)
Immediate Temporary Release. If for any reason, including Force Majeure, Transporter does not transport all or any portion of Shipper’s Gas delivered or otherwise available for delivery at a Receipt Point, Shipper shall be entitled to an immediate temporary release from dedication of such volume of Gas not transported, and may dispose of such Gas in any manner it sees fit, subject to Transporter’s right to resume receipts at a subsequent time when Transporter is able to receive all of Shipper’s Gas available for delivery at the Receipt Point in accordance with the terms of this Agreement, provided, however, if during such temporary release period Shipper secures a different temporary market, Transporter may resume receipts only upon thirty (30) Days’ advance written notice and only as of the beginning of a Month, unless otherwise agreed.

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CONFIDENTIAL TREATMENT REQUESTED

(ii)
Permanent Release. Notwithstanding Section 5(i), above, if, for a cumulative thirty (30) Days in any ninety (90) Day period, Transporter does not transport or ceases transporting all or any portion of Shipper’s Gas for delivery at a Receipt Point for any reason (but not including a failure to meet quality requirements, for which no permanent release shall be available), then upon Shipper’s written notice to Transporter, Transporter shall have fifteen (15) Days from receipt of such notice to propose a feasible plan to Shipper that shall resolve such issue, at Transporter’s sole cost and expense, within sixty (60) Days after proposing such plan (the “Resolution Period”). Shipper, in its sole discretion, may either accept or reject Transporter’s plan. If (A) Transporter fails to propose a resolution within the stated fifteen (15) Days, (B) Shipper rejects Transporter’s proposed resolution, or (C) Shipper accepts Transporter’s proposed resolution but Transporter does not complete such resolution within the Resolution Period, Shipper may elect, by giving written notice to Transporter, to either (x) a permanent release from dedication as to the affected Receipt Point and the portion(s) of the Dedicated Area associated with such Receipt Point (and such released portion(s) shall be stated in terms of acreage) or (y) a fifteen percent (15%) reduction in the transportation rate for all Gas delivered under this Agreement until the issue has been resolved. If Shipper elects a permanent release, the portion(s) of the Dedicated Area to be released shall be designated by Shipper, acting reasonably and in good faith, provided that Shipper shall provide to Transporter (subject to the confidentiality and non-use restrictions set forth in this Agreement) reasonable evidence to support Shipper’s determination of the portion(s) of the Dedicated Area to be released, and as long as Shipper’s determination of the areas to be released is reasonably supported, such determination shall be deemed conclusive.

6.
No Election of Remedies. Shipper’s exercise of any right to a release from dedication under Section 5 shall not be deemed an election of remedies for any unexcused failure of Transporter to perform any obligation under this Agreement, and Shipper shall be entitled to any and all other remedies, including the right to sue for damages, specific performance, and injunctive relief (without the need to post any bond).

APPENDIX "A" - 5

CONFIDENTIAL TREATMENT REQUESTED

7.
Confidentiality. Shipper’s 2-Year Forecast delivered to Transporter pursuant to Section 3 above and all other information received by Transporter pursuant to the terms of this Agreement which involves or in any way relates to Shipper’s production estimates, development plans and/or other similar information shall be kept strictly confidential by Transporter, and Transporter shall not disclose any such information to any third party or use any such information for any purpose other than performing under this Agreement, provided, however, Transporter may disclose such information to those of its legal counsel, accountants and other representatives with a specific need to know such information for purposes of Transporter’s performance under this Agreement or enforcement of this Agreement or as required by applicable Law, provided such third parties have likewise agreed in writing to the confidentiality and non-use restrictions set forth herein. In the event Transporter is required by Law to disclose any such information, Transporter shall first notify Shipper in writing as soon as practicable of any proceeding of which it is aware that may result in disclosure and shall use all reasonable efforts to prevent or limit such disclosure. Shipper’s confidential information shall not include information that Transporter can satisfactorily demonstrate was: (a) rightfully in the possession of Transporter prior to Shipper’s disclosure hereunder, (b) in the public domain prior to Shipper’s disclosure hereunder, (c) made public by any Governmental Authority; (d) supplied to Transporter without restriction by a third party who is under no obligation to Shipper to maintain such confidential information in confidence; or (e) independently developed by Transporter. The confidentiality requirements and non-use restrictions set forth herein shall survive termination or expiration of this Agreement for five (5) Years after such termination or expiration. Notwithstanding anything else in this Agreement, the Parties agree that there is not an adequate remedy at law for any breach of these confidentiality and non-use restrictions and, therefore, Shipper shall be entitled (without the posting of any bond) to specific performance and injunctive relief restraining any breach hereof, in addition to any other rights and remedies which it may have or be entitled.

Limitation of Transporter’s Remedies. Notwithstanding anything contained in Sections 3.3.4, 18.3, and any other section or provision of the Statement of Operating Conditions to the contrary, in no event shall Transporter have the right, and Transporter hereby expressly waives any such right, to terminate Shipper’s Service Agreement or Confirmation on account of a breach or default by Shipper under this Agreement.

ALPINE HIGH PIPELINE LLC APACHE CORPORATION

By: /s/ Bob W. Bourne                     By: /s/ Brian W. Freed
Name: Bob W. Bourne                     Name: Brian W. Freed
Title: VP, Business Development - Midstream & Marketing Title: SVP, Marketing and Midstream

APPENDIX "A" - 6

CONFIDENTIAL TREATMENT REQUESTED

Exhibit “A-2” to
Firm Intrastate Confirmation
Amended and Restated effective May 1, 2018

Month-Year                Dedicated Area
MDCQ
(MMBtu/day)

[***] [5 PAGES OF TABLES OMITTED] [***]

CONFIDENTIAL TREATMENT REQUESTED

Exhibit “B”

Dedicated Area
The Dedicated Area is depicted in the map below within the red border.

[***]

CONFIDENTIAL TREATMENT REQUESTED

AMENDMENT TO
INTRASTATE FIRM CONFIRMATION DATED APRIL 1, 2017
CONTRACT NO: 1000-001-1
CONFIRMATION NO: 1000-001-1-104

THIS AMENDMENT is entered into as of May 22, 2018, by and between Apache Corporation (“Shipper”) and Alpine High Pipeline LLC (“Transporter”).
WHEREAS, Shipper and Transporter entered into that Intrastate Firm Natural Gas Transportation Service Agreement, Contract Number: 1000-001-1, and Intrastate Firm Confirmation, Confirmation Number 1000-001-1-101, both dated April 1, 2017, as amended ( the “Service Agreement” and “Confirmation” respectively); and
WHEREAS, the Shipper and Transporter desire to amend the Confirmation.
NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Shipper and Transporter agree to amend the Confirmation as follows:

1.	Exhibit “A-2” shall be deleted in its entirety and replaced with Exhibit “A-3” attached hereto.
This Amendment shall be effective as of May 1, 2018.
Except as specifically amended herein, the terms and conditions of the Service Agreement and Confirmation shall remain in full force and effect as written.
IN WITNESS WHEREOF, the parties have duly executed and exchanged duplicate originals of this Amendment to the Confirmation by their respective officers or other person duly authorized to do so.

ALPINE HIGH PIPELINE LLC            APACHE CORPORATION

Accepted and Agreed                    Accepted and Agreed
This 22nd day of May 2018            This 22nd day of May 2018

By: /s/ Robert W. Bourne            By: /s/ Brian W. Freed
Title: VP                    Title: SVP

CONFIDENTIAL TREATMENT REQUESTED

Alpine High Pipeline LLC
Exhibit “A-3” to Firm Intrastate Confirmation
Effective May 1, 2018

Month-Year            Dedicated Area MDCQ
(MMBtu/d)

[***]

CONFIDENTIAL TREATMENT REQUESTED

AMENDMENT TO
INTRASTATE FIRM CONFIRMATION DATED APRIL 1, 2017
CONTRACT NO: 1000-001-1
CONFIRMATION NO: 1000-001-1-105

THIS AMENDMENT is entered into as of September _____, 2018, by and between Apache Corporation (“Shipper”) and Alpine High Pipeline LP (“Transporter”).
WHEREAS, Shipper and Transporter entered into that Intrastate Firm Natural Gas Transportation Service Agreement, Contract Number: 1000-001-1, and Intrastate Firm Confirmation, Confirmation Number 1000-001-1-101, both dated April 1, 2017, as amended ( the “Service Agreement” and “Confirmation” respectively); and
WHEREAS, the Shipper and Transporter desire to amend the Confirmation.
NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Shipper and Transporter agree to amend the Confirmation as follows:

1.	Effective October 1, 2018, the “TRANSPORTATION RATE(S)” section shall be deleted in its entirety and replaced with the following:
TRANSPORTATION RATE(S):
Transportation Service:

▪
For all Gas delivered at the Delivery Points (up to the Dedicated Area MDCQ) that was produced from the Dedicated Area (defined below), Shipper shall pay Transporter a Commodity Fee equal to $0.0975 per MMBtu for all such Gas delivered at the Delivery Point(s).

▪
For all Gas delivered at the Delivery Points (up to the Non-Dedicated Area MDCQ) that was produced outside of the Dedicated Area (defined below), Shipper shall pay Transporter (i) a Demand Fee equal to $0.0875 per MMBtu multiplied by the Non-Dedicated Area MDCQ times the number of Days in the Month and (ii) a Commodity Fee equal to $0.01 per MMBtu for all such Gas delivered at the Delivery Point(s).

Authorized Overrun Service:
Authorized Overrun Service Rate:
COMMODITY FEE: Shipper shall pay Transporter a Commodity Fee equal to $0.0975 per MMBtu for all Gas over the Dedicated Area MDCQ and Non-Dedicated Area MDCQ delivered at the Delivery Point(s).

2.	For the avoidance of doubt, the “RETENTION VOLUME” section is unchanged.

3.	Effective May 1, 2018, the “Dedication” section in “OTHER PROVISIONS:” is amended by adding the following sentence to the end of the section:

Notwithstanding the first sentence of this Section 2 “Dedication” to the contrary, Shipper shall have the option from time to time to have all or any portion of the Gas produced from the Dedicated Area and Non-Dedicated Area transported by Transporter under Shipper’s NGPA § 311 Natural Gas Transportation Service Agreement, Contract Number: 2000-002-1 dated April 1, 2017, and any effective NGPA 311 Confirmations in effect thereunder from time to time. For any Dedicated Area volumes Shipper elects to transport under Shipper’s NGPA 311 Service Agreement and Confirmations, Shipper shall pay the transportation rate set forth in the applicable NGPA 311 Confirmation and for Dedicated Area volumes Shipper transports under this Confirmation, Shipper shall pay the transportation rates set forth herein. For any Non-Dedicated Area volumes Shipper elects to transport

CONFIDENTIAL TREATMENT REQUESTED

under Shipper’s NGPA 311 Service Agreement and Confirmations, Shipper will receive a credit against the Demand Fees under this Confirmation equal to the product of (i) $0.0875/MMBtu and (ii) the lesser of (x) the volume of Non-Dedicated Area Gas Shipper elects to transport under Shipper’s NGPA 311 Service Agreement and Confirmations and (y) the positive difference between the Non-Dedicated Area MCDQ and the volume of Non-Dedicated Gas transported under this Confirmation; provided, however, such credit shall not exceed the Demand Fees.
This Amendment shall be effective as of September 11, 2018.
Except as specifically amended herein, the terms and conditions of the Service Agreement and Confirmation shall remain in full force and effect as written.
IN WITNESS WHEREOF, the parties have duly executed and exchanged duplicate originals of this Amendment to the Confirmation by their respective officers or other person duly authorized to do so.

ALPINE HIGH PIPELINE LP            APACHE CORPORATION

By: Alpine High Subsidiary GP LLC,
its general partner
Accepted and Agreed                Accepted and Agreed
This 11th day of September 2018        This 11th day of September 2018

By: /s/ Robert W. Bourne            By: /s/ Brian W. Freed
Title: VP Marketing                Title: SVP Midstream & Marketing